UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2021 (February 1, 2021)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 1, 2020 (the “Closing Date”), International Flavors & Fragrances Inc. (“IFF”) announced that it had consummated the previously announced combination of IFF and the Nutrition & Biosciences business (the “N&B Business”) of DuPont de Nemours, Inc. (“DuPont”) pursuant to that certain Agreement and Plan of Merger dated as of December 15, 2019 (the “Merger Agreement”), by and among DuPont, Nutrition & Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of DuPont (“N&B”), IFF, and Neptune Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of IFF (“Merger Sub I”) and that certain Separation and Distribution Agreement, dated as of December 15, 2019, and amended on January 22, 2021 and February 1, 2021 (as amended, the “Separation Agreement”), by and among IFF, DuPont, N&B and Neptune Merger Sub II LLC (the transactions contemplated by the Transaction Documents (as defined in the Merger Agreement), the “Transactions”).

The Transactions were completed on the Closing Date in accordance with the Merger Agreement and the Separation Agreement, pursuant to which (1) on or before the Closing Date, DuPont transferred the N&B Business to N&B and its subsidiaries (the “Separation”), (2) thereafter, on the Closing Date, DuPont distributed, by way of an exchange offer (the “Exchange Offer”), to certain stockholders of DuPont (the “Distribution”) who validly tendered (and did not properly withdraw) shares of common stock, par value $0.01 per share, of DuPont (the “DuPont Common Stock”) in the Exchange Offer, all of the shares of common stock, par value $0.01 per share, of N&B (the “N&B Common Stock”) and (3) following the Distribution, Merger Sub I merged with and into N&B (the “Merger”), with N&B surviving the Merger as a wholly owned subsidiary of IFF. In addition, pursuant to the Separation Agreement and prior to the Distribution, N&B made a cash payment to DuPont of approximately $7.3 billion (the “Special Cash Payment”), which is subject to post-closing adjustment pursuant to the terms of the Separation Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Documents

In connection with the Transactions, on the Closing Date, IFF, DuPont and N&B entered into additional agreements, including, among others:

•

a Tax Matters Agreement (the “Tax Matters Agreement”) among IFF, DuPont and N&B, to govern the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business, taxes, if any, incurred as a result of any failure of the Distribution, the Mergers (as defined in the Merger Agreement) or certain related transactions to qualify as tax-free for U.S. federal income tax purposes, and the apportionment of tax attributes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters; and

•

an Intellectual Property Cross-License Agreement (the “IP Cross-License Agreement”) between N&B, DuPont and certain of their subsidiaries, which sets forth the terms and conditions under which the applicable parties may use in their respective businesses certain know-how (including trade secrets), copyrights, design rights, software, and patents, allocated to another party pursuant to the Separation Agreement, and pursuant to which N&B may use certain standards retained by DuPont. All licenses under the IP Cross-License Agreement are non-exclusive, worldwide and royalty-free.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the Tax Matters Agreement and the IP Cross-License Agreement, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2 and each of which is incorporated by reference into this Item 1.01. A summary of the material terms of each of the agreements described above is also contained in IFF’s Registration Statement on Form S-4, as amended (Registration No. 333-238072), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 31, 2020 (the “IFF Registration Statement”) and is incorporated by reference into this Item 1.01.

Financing Matters

N&B Term Loan Credit Agreement

As previously disclosed, on January 17, 2020, N&B entered into a term loan credit agreement (as amended by the N&B Term Loan Amendment (as defined below), the “N&B Term Loan Credit Agreement”), with Morgan Stanley Senior Funding, Inc. as administrative agent, establishing a term loan facility in an aggregate principal amount of up to $1.25 billion (the “N&B Term Loan Facility”) in order to finance the Special Cash Payment and to pay related transaction fees and expenses.

On August 25, 2020, N&B entered into Amendment No. 1 to Credit Agreement (the “N&B Term Loan Amendment”), which provided, among other things, that after the Closing Date, IFF’s maximum permitted ratio of Net Debt to Consolidated EBITDA shall be 4.75 to 1.0, stepping down to 3.50 to 1.0 over time (with a step-up following the consummation of certain qualified acquisitions).

On the Closing Date, N&B borrowed $1.25 billion under the N&B Term Loan Credit Agreement to fund a portion of the Special Cash Payment. On the Closing Date, IFF also executed documentation to provide a guarantee of N&B’s obligations under the N&B Term Loan Credit Agreement.

The descriptions of the N&B Term Loan Credit Agreement and N&B Term Loan Amendment contained in this Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the N&B Term Loan Credit Agreement and N&B Term Loan Amendment filed as Exhibits 10.3 and 10.4, respectively, hereto and incorporated herein by reference.

IFF Credit Agreement Guarantees

As previously disclosed, on August 25, 2020, IFF and certain of its subsidiaries entered into the Second Amended and Restated Credit Agreement (the “Amended and Restated Revolving Credit Agreement”), which amended and restated the Credit Agreement, dated as of November 9, 2011, which had been previously amended and restated as of December 2, 2016, and further amended as of May 21, 2018, June 6, 2018, July 13, 2018 and January 17, 2020 among IFF, certain of its subsidiaries, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent.

The Amended and Restated Revolving Credit Agreement provided for the incurrence of an additional $1.0 billion of revolving commitments (the “Revolver Increase”), upon the consummation of and in connection with the Merger. In addition, the Amended and Restated Revolving Credit Agreement requires N&B to guarantee the obligations under the Revolving Credit Agreement. On the Closing Date, the Revolver Increase became effective, and N&B executed documentation to provide the required guarantee pursuant to the Amended and Restated Revolving Credit Agreement.

As previously disclosed, IFF is also a borrower under the Term Loan Credit Agreement, dated as of June 6, 2018, and amended as of July 13, 2018, as of January 17, 2020, and as of August 25, 2020, among IFF, the banks, financial institutions and other institutional lenders party thereto, and Morgan Stanley Senior Funding, Inc. as administrative agent (the “IFF Term Loan Agreement”) and the Term Loan Credit Agreement, dated as of May 15, 2020, and amended as of August 25, 2020, among IFF, the lenders party thereto and China Construction Bank Corporation, New York Branch, as administrative agent (the “CCB Term Loan Agreement”).

Each of the IFF Term Loan Agreement and the CCB Term Loan Agreement requires N&B to guarantee IFF’s obligations thereunder upon the closing of the Transactions. On the Closing Date, N&B executed documentation to provide the required guarantee pursuant to the IFF Term Loan Agreement and the CCB Term Loan Agreement.

Guarantees of N&B Notes

As previously disclosed, in connection with the Merger, on September 9, 2020, N&B announced the pricing of $6.25 billion of senior unsecured notes, comprised of the following tranches (collectively, the “Notes”): $300.0 million aggregate principal amount of 0.697% Senior Notes due 2022 (the “2022 Notes”); $1.0 billion aggregate principal amount of 1.230% Senior Notes due 2025 (the “2025 Notes”); $1.2 billion aggregate principal amount of 1.832% Senior Notes due 2027 (the “2027 Notes”); $1.5 billion aggregate principal amount of 2.300% Senior Notes due

2030 (the “2030 Notes”); $750.0 million aggregate principal amount of 3.268% Senior Notes due 2040 (the “2040 Notes”); and $1.5 billion aggregate principal amount of 3.468% Senior Notes due 2050 (the “2050 Notes”) in a private debt offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). Interest on the Notes accrued starting on September 16, 2020. Interest on the 2022 Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. Interest on the 2025 Notes will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2021. Interest on the 2027 Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2021. Interest on the 2030 Notes will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2021. Interest on the 2040 Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2021. Interest on the 2050 Notes will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2021.

The Notes closed on September 16, 2020. N&B used the net proceeds of the Notes to fund a portion of the Special Cash Payment to DuPont prior to the consummation of the Merger. The Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction. Unless they are registered, the Notes may be offered and sold only in transactions that are exempt from registration under the Securities Act and applicable state securities laws.

The Notes were issued pursuant to an Indenture (the “Base Indenture”) among N&B and U.S. Bank National Association, as trustee (the “Trustee”). Immediately following the consummation of the Merger, (i) IFF became party to the Base Indenture pursuant to a Supplemental Indenture (the “Supplemental Indenture”, and the Base Indenture as modified by the Supplemental Indenture, the “Indenture”) among N&B, IFF and the Trustee, whereby IFF provided, among other things, a full and unconditional guarantee of the Notes. The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal and accrued but unpaid interest on the Notes. Such events of default include non-payment of principal and interest, non-performance of covenants and obligations, default on other material debt, and bankruptcy or insolvency. If a change of control repurchase event as defined in the Indenture occurs, N&B may be required to offer to purchase the Notes from the holders thereof.

The foregoing is only a summary of the Notes and the other documents referred to above and is qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture filed as Exhibits 4.1 and 4.2, respectively, hereto and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Merger was consummated pursuant to the Merger Agreement and the Separation Agreement. At the effective time of the Merger, each issued and outstanding share of N&B Common Stock (except for shares of N&B Common Stock held by N&B as treasury stock or by DuPont, which were canceled and ceased to exist and no consideration was delivered in exchange therefor) was converted into the right to receive one share of common stock, par value $0.125 per share, of IFF (the “IFF Common Stock”) (or cash payment in lieu of fractional shares), based on the exchange ratio set forth in the Merger Agreement. As described in the Merger Agreement, the exchange ratio equals the quotient of (i) the total shares of IFF Common Stock to be issued in connection with the Merger (the “Share Issuance”) divided by (ii) the number of shares of N&B Common Stock issued and outstanding immediately prior to the effective time of the Merger. The Share Issuance equals the number of shares of outstanding IFF Common Stock on a fully diluted, as-converted and as-exercised basis (including shares of IFF Common Stock underlying IFF equity awards and issuable in respect of tangible equity units of IFF) immediately prior to the effective time of the Merger, multiplied by the quotient of 55.4 divided by 44.6. IFF determined that there were 114,108,747 shares of IFF Common Stock outstanding immediately prior to the effective time of the Merger on a fully diluted, as-converted and as-exercised basis. The total shares of IFF common stock issued pursuant to the Share Issuance therefore equaled the product of (A) 114,108,747 multiplied by (B) a fraction, the numerator of which is 55.4% and the denominator of which is 44.6%, which equals 141,740,461 shares of IFF Common Stock. Immediately prior to the effective time of the Merger, the number of shares of N&B Common Stock issued and outstanding equaled the amount of shares to be issued in the Share Issuance. As a result, the exchange ratio in the Merger was equal to 1.

Accordingly, as a result of the Merger, holders of DuPont Common Stock (or, if such holders exchanged all of their shares of DuPont Common Stock in the Exchange Offer, also former holders) that received shares of N&B Common Stock in the Exchange Offer are entitled to receive 141,740,461 shares of IFF Common Stock, resulting in pre-Transactions holders of DuPont Common Stock holding approximately 55.4% of the outstanding IFF Common Stock on a fully-diluted basis and IFF equityholders prior to the Merger holding approximately 44.6% of the outstanding IFF Common Stock on a fully-diluted basis.

In connection with the Transactions, IFF, DuPont, N&B and certain of their affiliates entered into certain additional agreements relating to, among other things, certain tax matters and the use of certain intellectual property following the consummation of the Merger. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The IFF Registration Statement sets forth certain additional information regarding N&B and the Transactions. The information contained in Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. In addition, the foregoing description of the Transactions is qualified in its entirety by reference to the Merger Agreement and the Separation Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements or Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors and Officers

As previously disclosed in IFF’s Current Report on Form 8-K filed with the SEC on January 11, 2021, effective as of the Closing Date, Marcello V. Bottoli, David R. Epstein, Katherine M. Hudson and Dr. Li-Huei Tsai resigned as members of the Board of Directors (the “Board”) of IFF.

Richard O’Leary, who is currently co-leading IFF’s and DuPont’s joint Integration Management Office (“IMO”), will leave the company following the consummation of the transaction. Mr. O’Leary has agreed to remain with IFF for a period following the transaction close to ensure a smooth transition of his IMO responsibility. His departure will be treated as a qualifying event for purposes of IFF’s executive severance plan.

Election of Directors

Effective as of the Closing Date, the Board increased the size of the Board to thirteen directors and elected Kathryn J. Boor, Edward D. Breen, Carol A. Davidson, Ilene Gordon, Matthias Heinzel and Kare Schultz to the Board. Dr. Boor, Mr. Breen, Mr. Davidson, Ms. Gordon, Mr. Heinzel and Mr. Schultz will each serve as DuPont director designees for the combined company pursuant to the Merger Agreement.

Biographical information, committee appointments and other arrangements of the newly elected directors are included in IFF’s Current Report on Form 8-K filed with the SEC on January 11, 2021, which is incorporated by reference into this Item 5.02. This document does not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 7.01 of the Current Report on Form 8-K unless, and except to the extent, specified in such Current Report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, IFF amended and restated its by-laws to, among other things, (i) ratify the increase the size of the Board from eleven to thirteen directors and (ii) detail, in accordance with the Merger Agreement, the nomination, appointment and replacement of the members of the Board designated by each of IFF and DuPont.

The foregoing description of the amended by-laws is qualified in its entirety by reference to the full text of the by-laws, attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

Consummation of the Closing

The matters set forth in Item 2.01 are incorporated herein by reference.

Annual Shareholders’ Meeting Date

IFF intends to hold its 2021 Annual Shareholders’ Meeting (the “2021 Annual Meeting”) on May 6, 2021.

Solicitation of Proxies

IFF intends to file a proxy statement and white proxy card with the SEC in connection with its solicitation of proxies for its 2021 Annual Meeting. IFF SHAREHOLDERS ARE ENCOURAGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. IFF shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by IFF with the SEC without charge from the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated December 15, 2019, by and among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc., International Flavors & Fragrances Inc. and Neptune Merger Sub I Inc., incorporated by reference to Exhibit 2.1 of International Flavors & Fragrances Inc.’s Current Report on Form 8-K filed on December 18, 2019.*

2.2	Separation and Distribution Agreement, dated as of December 15, 2019, by and among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc. and International Flavors & Fragrances Inc., incorporated by reference to Exhibit 2.2 of International Flavors & Fragrances Inc.’s Current Report on Form 8-K filed on December 18, 2019.*

2.3	Amendment No. 1 to the Separation and Distribution Agreement, dated January 22, 2021, by and among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc., International Flavors & Fragrances Inc. and Neptune Merger Sub II LLC, incorporated by reference to Exhibit 2.1 to International Flavors & Fragrances Inc. Current Report on Form 8-K filed January 25, 2021.

2.4	Amendment No. 2 to the Separation and Distribution Agreement, dated February 1, 2021, by and among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc., International Flavors & Fragrances Inc. and Neptune Merger Sub II LLC.

3.1	By-laws of International Flavors & Fragrances Inc., effective as of February 1, 2021, incorporated by reference to Exhibit 4.2 to International Flavors & Fragrances Inc. Registration Statement on Form S-8 filed February 2, 2021.

4.1	Indenture, dated as of September 16, 2020, between Nutrition & Bioscience, Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 99.16 to IFF’s Form S-4 Registration Statement filed with the SEC on October 5, 2020.

4.2	Supplemental Indenture, dated as of February 1, 2021, among Nutrition & Biosciences, Inc., International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee.

10.1	Tax Matters Agreement, dated as of February 1, 2021, by and among DuPont de Nemours, Inc., Nutrition & Biosciences, Inc. and International Flavors & Fragrances Inc.*

10.2	Intellectual Property Cross-License Agreement, dated as of February 1, 2021, by and between Nutrition & Biosciences, Inc. and DuPont de Nemours, Inc.*

10.3	Term Loan Credit Agreement, dated as of January 17, 2020, by and among Nutrition & Biosciences, Inc., as borrower, and Morgan Stanley Senior Funding Inc., as administrative agent, and the other lenders party thereto, incorporated by reference to Exhibit 99.14 to IFF’s Form S-4 Registration Statement filed with the SEC on October 5, 2020.

10.4	Amendment No. 1 to Credit Agreement, dated as of August 25, 2020, by and among Nutrition & Biosciences, Inc., the lenders signatory thereto and Morgan Stanley Senior Fund, Inc., as administrative agent, incorporated by reference to Exhibit 99.15 to IFF’s Form S-4 Registration Statement filed with the SEC on October 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be supplementally provided to the U.S. Securities and Exchange Commission upon request.

A list of the omitted exhibits and schedules to the Merger Agreement follows:

Exhibit A	Separation and Distribution Agreement
Exhibit D	Form of Transition Services Agreement
Exhibit F	RMT Partner Representation Letter
Spinco Disclosure Schedules
Section 1.1(a)	Knowledge
Section 1.1(c)	Subsidiaries
Section 3.3(b)	Exchange Agent
Section 5.3	No Conflict
Section 5.4	Governmental Consents
Section 5.6	Brokers’ Fees
Section 5.7	Remainco Internal Controls
Section 5.8	Conversion Equity Awards
Section 6.1	Organization of Spinco
Section 6.2	Subsidiaries
Section 6.4	No Conflict
Section 6.5	Governmental Consents
Section 6.8	Financial Statements
Section 6.9	Litigation and Proceedings
Section 6.10	Legal Compliance
Section 6.11(a)	Material Contracts
Section 6.11(b)	Vendors and Customers
Section 6.13	Spinco Benefit Plans
Section 6.14	Labor Matters
Section 6.15	Tax Matters
Section 6.16	Brokers’ Fees
Section 6.18	Regulatory Matters
Section 6.19	Real Property

Section 6.20	Intellectual Property
Section 6.21	Environmental Matters
Section 6.22	Absence of Changes
Section 6.23	Affiliate Matters
Section 6.26	Board and Shareholder Approval
Section 6.27	RMT Partner Common Stock
Section 6.28	Sufficiency of the Spinco Assets
Section 8.2	Conduct of Business by Spinco and Remainco Pending the Closing
Section 8.20(b)	Certain Obligations with Respect to the Corteva Letter Agreement and Certain Obligations with Respect to Legal Entities that have Manufactured, Distributed, Sold, Stored, Handled, Tested, Disposed of or Released any PFAS Substance
Section 8.22	Financial Information
Section 8.27	Certain Other Ancillary Agreements
Section 9.1(a)	Conditions to the Obligations of Spinco, Remainco, RMT Partner and Merger Sub to Effect the Merger Schedule
Section 9.1(g)	Conditions to the Obligations of Spinco, Remainco, RMT Partner and Merger Sub to Effect the Merger
RMT Partner Disclosure Schedules
Section 1.1(a)	Knowledge
Section 1.1(b)	Permitted Liens
Section 7.2	Subsidiaries
Section 7.4	No Conflict
Section 7.6(d)	Capital Stock and Other Matters
Section 7.7	Capitalization of Subsidiaries
Section 7.9	Litigation and Proceedings
Section 7.10	Legal Compliance
Section 7.11	Material Contracts
Section 7.12	Vendors and Customers
Section 7.13	RMT Partner Benefit Plans
Section 7.14	Labor Matters
Section 7.16	Brokers’ Fees
Section 7.18	Regulatory Matters
Section 7.19	Real Property
Section 7.20	Intellectual Property
Section 7.21	Environmental Matters
Section 8.1	Conduct of Business by RMT Partner Pending the Closing
Section 8.15(a)	Employees and Benefit Matters
Section 9.1	Conditions to the Obligations of Spinco, Remainco, RMT Partner and Merger Sub to Effect the Merger

A list of the omitted exhibits and schedules to the Separation and Distribution Agreement follows:

Exhibit A	Real Property Restrictions
Exhibit B	French Offer Letter
Schedule 1.1(4)	Accounting principles
Schedule 1.1(48)	Distribution Agent
Schedule 1.1(116)	Lower Working Capital Target
Schedule 1.1(130)	Non-Shared Contracts
Schedule 1.1(166)(b)	Remainco Assets
Schedule 1.1(166)(d)(i)	Remainco Assets
Schedule 1.1(166)(d)(ii)	Remainco Assets
Schedule 1.1(166)(e)(iii)	Remainco Assets
Schedule 1.1(166)(h)	Remainco Assets
Schedule 1.1(166)(l)	Remainco Assets

Schedule 1.1(166)(o)	Remainco Assets
Schedule 1.1(173)	Remainco Designated Transaction Expenses
Schedule 1.1(176)	Remainco Group
Schedule 1.1(178)(b)	Remainco Liabilities
Schedule 1.1(178)(k)	Remainco Liabilities
Schedule 1.1(182)	Remainco Specified DWDP Separation Related Agreements
Schedule 1.1(187)	Retained Names
Schedule 1.1(197)	Separation Plan
Schedule 1.1(199)	Severable DWDP Separation Related Agreements
Schedule 1.1(207)	Space Leases
Schedule 1.1(215)(a)	Spinco Assets
Schedule 1.1(215)(b)	Spinco Assets
Schedule 1.1(215)(d)(i)	Spinco Assets
Schedule 1.1(215)(d)(ii)	Spinco Assets
Schedule 1.1(215)(e)(iii)	Spinco Assets
Schedule 1.1(215)(m)(ii)	Spinco Assets
Schedule 1.1(232)	Spinco Group
Schedule 1.1(233)	Spinco Indebtedness
Schedule 1.1(235)	Spinco Intellectual Property
Schedule 1.1(236)	Spinco IT Assets
Schedule 1.1(237)(b)	Spinco Liabilities
Schedule 1.1(237)(i)	Spinco Liabilities
Schedule 1.1(237)(k)(ii)	Spinco Liabilities
Schedule 1.1(237)(k)(iii)	Spinco Liabilities
Schedule 1.1(237)(iv)	Spinco Liabilities
Schedule 1.1(237)(k)(vii)	Spinco Liabilities
Schedule 1.1(244)	Spinco Specified DWDP Separation Related Agreements
Schedule 1.1(262)	Transfer Agent
Schedule 1.1(273)	Upper Working Capital Target
Section 2.5(f)	Trapped Cash Caps
Schedule 2.12	Guarantees
Section 2.16	Post-Distribution Separation Steps
Schedule 5.5(b)	Permits and Financial Assurances
Schedule 6.2(b)(ii)	Remainco Designated Rights
Schedule 8.1(b)	Preservation of Corporate Records
Schedule 8.8	Conflicts Waiver
Schedule 10.8	Certain Matters Related to Organizational Documents

A list of the omitted exhibits to the Tax Matters Agreement follows:

Exhibit A	Spinco Taxes
Exhibit B	Tax Opinions / Rulings
Exhibit C	Restrictions Related to Internal Separation Transactions
Exhibit D	Restrictions for Section 368(a)(1)(D) / Section 355 Transactions
Exhibit E	Specified Tax Matters
Exhibit F	Financing Transactions
Exhibit G	355(b) Trade or Business

A list of the omitted schedules to the Intellectual Property Cross-License Agreement follows:

Schedule A	Excluded IP
Schedule B	Knowledge
Schedule C	Remainco Licensed Copyrights
Schedule D	Remainco Licensed Know-How
Schedule E	Remainco Licensed Patents
Schedule F	Spinco Licensed Copyrights
Schedule G	Spinco Licensed Know-How
Schedule H	Spinco Licensed Patents
Schedule I	Licensors and Licensees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Nanci Prado
Name:	Nanci Prado
Title:	Deputy General Counsel

Dated:	February 3, 2021

Exhibit 2.4

EXECUTION COPY

AMENDMENT NO. 2 TO THE SEPARATION AND DISTRIBUTION AGREEMENT

This Amendment No. 2 (this “Second Amendment”) to the Separation and Distribution Agreement, dated as of December 15, 2019 (the “Original SDA”), as amended by that certain Amendment No. 1 to the Separation and Distribution Agreement, dated as of January 22, 2021 (the “Agreement”), is made as of February 1, 2021 by and among DuPont de Nemours, Inc., a Delaware corporation (“Remainco”), Nutrition & Biosciences, Inc., a Delaware corporation and wholly owned Subsidiary of Remainco (“Spinco”), International Flavors & Fragrances Inc., a New York corporation (“RMT Partner”) and Neptune Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of RMT Partner (“Merger Sub II”). Capitalized terms used in this Second Amendment but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, Remainco, Spinco and RMT Partner entered into the Agreement on December 15, 2019;

WHEREAS, Remainco, Spinco, RMT Partner and Merger Sub II entered into Amendment No. 1 to the Separation and Distribution Agreement on January 22, 2021 (the “First Amendment”) to amend certain provisions of the Original SDA and join Merger Sub II as a party to the Agreement;

WHEREAS, in accordance with the terms and conditions of the Agreement, Remainco, Spinco, RMT Partner and Merger Sub II now desire to further amend the Agreement with respect to certain intellectual property matters in the manner set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by each of the parties hereto, Remainco, Spinco, RMT Partner and Merger Sub II agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1    Schedule 1.1(166)(l)(2) (Remainco Assets) of the Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 of this Second Amendment.

Section 1.2    Schedule 1.1(235)(a) (Patents) of the Agreement is hereby amended by deleting Appendix 1.1(235)(a), previously attached to the Agreement and the Schedules, in its entirety and replacing it with Appendix 1.2 of this Second Amendment.

Section 1.3    Schedule 1.1(235)(b) (Trademarks) of the Agreement is hereby amended by deleting Appendix 1.1(235)(b), previously attached to the Agreement and the Schedules, in its entirety and replacing it with Appendix 1.3 of this Second Amendment.

Section 1.4    Schedule 1.1(235)(c) (Domain Names) of the Agreement is hereby amended by deleting Appendix 1.1(235)(c), previously attached to the Agreement and the Schedules, in its entirety and replacing it with Appendix 1.4 of this Second Amendment.

Section 1.5     Schedule 2.16 of the Agreement is hereby amended as set forth in Appendix 1.5.

ARTICLE II

MISCELLANEOUS

Section 2.1    Limited Amendment. This Second Amendment constitutes an instrument in writing duly signed by the Parties and RMT Partner under Section 11.7 of the Agreement. Except as and to the extent specifically amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. From and after the date hereof, all references to the Agreement, and each reference in the Agreement to “this Agreement,” “the Agreement,” “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words, shall refer to the Agreement as amended hereby and, for the avoidance of doubt, as amended previously by the First Amendment. Notwithstanding anything to the contrary in this Second Amendment, the date of the Agreement, as amended hereby, and for the avoidance of doubt, as amended previously by the First Amendment, will in all instances remain as December 15, 2019, and any references in the Agreement, as amended hereby, and for the avoidance of doubt, as amended previously by the First Amendment, to “the date of this Agreement,” “the day and year first above written,” “the date hereof” or any similar reference shall continue to refer to December 15, 2019.

Section 2.2    Entire Agreement. This Second Amendment, including the schedules hereto, the First Amendment, including the schedules thereto, and the Original SDA, including the Exhibits and Schedules thereto (it being acknowledged that the Original SDA and its Exhibits and Schedules have been amended by the First Amendment and are further amended by this Second Amendment), the Ancillary Agreements and, solely to the extent and for the limited purpose of effecting the Internal Reorganization, the Conveyancing and Assumption Instruments shall constitute the entire agreement among Remainco, Spinco, RMT Partner and Merger Sub II with respect to the subject matter hereof (which for the avoidance of doubt, does not include the Merger) and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Second Amendment and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail.

Section 2.3    Additional Provisions. The provisions of Section 1.2, Section 9.1, Section 11.3, Sections 11.6 through Section 11.10, Sections 11.14 through Section 11.19 shall apply to this Second Amendment, mutatis mutandis, and are incorporated by reference as if fully set forth herein. For the avoidance of doubt, the inclusion or failure to include any provision in the foregoing shall not affect any of the provisions in Article IX or Article XI of the Agreement, which shall remain in full force and effect and applicable to the Agreement as further amended by this Second Amendment.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DUPONT DE NEMOURS, INC.

By:	/s/ Lori D. Koch
Name:	Lori D. Koch
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

NUTRITION & BIOSCIENCES, INC.

By:	/s/ Lori D. Koch
Name:	Lori D. Koch
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Rustom Jilla
Name:	Rustom Jilla
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

NEPTUNE MERGER SUB II LLC

By: INTERNATIONAL FLAVORS & FRAGRANCES INC., its Sole Member

By:	/s/ Rustom Jilla
Name:	Rustom Jilla
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Separation and Distribution Agreement]

Exhibit 4.2

First Supplemental Indenture (this “Supplemental Indenture”), dated as of February 1, 2021 among Nutrition & Biosciences, Inc., a Delaware corporation (the “Company”), International Flavors & Fragrances Inc. (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of September 16, 2020, providing for the issuance of (i) $300,000,000 aggregate principal amount of 0.697% Senior Notes due 2022 (the “2022 Notes”), (ii) $1,000,000,000 aggregate principal amount of 1.230% Senior Notes due 2025 (the “2025 Notes”), (iii) $1,200,000,000 aggregate principal amount of 1.832% Senior Notes due 2027 (the “2027 Notes”), (iv) $1,500,000,000 aggregate principal amount of 2.300% Senior Notes due 2030 (the “2030 Notes”), (v) $750,000,000 aggregate principal amount of 3.268% Senior Notes due 2040 and (vi) $1,500,000,000 aggregate principal amount of 3.468% Senior Notes due 2050 (together with the 2022 Notes, 2025 Notes, 2027 Notes, 2030 Notes and the 2040 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to Guarantee. The Guarantor hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 11 thereof. This Guarantee by the Guarantor shall be automatically released upon the IFF Notes Assumption.

(3) Execution and Delivery. The Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and such signatures shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, including without limitation, digital signature provided by Docusign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

(8) Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(9) Representations and Warranties by Guarantor. The Guarantor hereby represents and warrants to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NUTRITION & BIOSCIENCES, INC.

By:	/s/ Angela R. Strzelecki
Name: Angela R. Strzelecki
Title: Vice President and Assistant Treasurer

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Rustom Jilla
Name: Rustom Jilla
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Annette M. Marsula
Name: Annette M. Marsula
Title: Vice President

[Signature page to Supplemental Indenture]

Exhibit 10.1

EXECUTION COPY

TAX MATTERS AGREEMENT

BY AND AMONG

DUPONT DE NEMOURS, INC.,

NUTRITION & BIOSCIENCES, INC.

AND

INTERNATIONAL FLAVOR & FRAGRANCES INC.

FEBRUARY 1, 2021

-i-

-ii-

TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (this “Agreement”) is entered into by and among DuPont de Nemours, Inc., a Delaware corporation (“Remainco”), Nutrition & Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of Remainco (“Spinco,” and together with Remainco, the “Companies,” and each a “Company”), and International Flavors & Fragrances Inc., a New York corporation (“RMT Partner,” and together with Remainco and Spinco, the “Parties,” and each a “Party”).

RECITALS

WHEREAS, Remainco, acting through itself and its direct and indirect Subsidiaries, currently conducts the Remainco Business and the Spinco Business;

WHEREAS, Remainco intends to separate the Spinco Business from the Remainco Business and to cause the Spinco Assets to be transferred to Spinco and other members of the Spinco Group (to the extent necessary) and to cause the Spinco Liabilities to be assumed by Spinco and other members of the Spinco Group (to the extent necessary), upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement by and among Remainco, Spinco and RMT Partner (the “Separation and Distribution Agreement”);

WHEREAS, in connection with the Separation, Spinco will make the Spinco Special Cash Payment;

WHEREAS, after the Separation and pursuant to the Separation and Distribution Agreement, Remainco will distribute to the holders of Remainco Common Stock all of the issued and outstanding shares of Spinco Common Stock (a) by means of a pro rata distribution or (b) by way of an offer to exchange shares of Spinco Common Stock for outstanding shares of Remainco Common Stock (to be followed by a Clean-Up Spin-Off);

WHEREAS, for U.S. federal income tax purposes, the Contribution, the Spinco Special Cash Payment, and the Spinco Distribution, taken together, are intended to qualify as a “reorganization” within the meaning of Sections 355 and 368(a)(1)(D) of the Code;

WHEREAS, for U.S. federal income tax purposes, the Spinco Distribution is intended to qualify as tax-free under Section 355(a) of the Code to holders of Remainco Common Stock and as tax-free to Remainco under Section 361(c) of the Code;

WHEREAS, immediately following the Spinco Distribution and pursuant to the Merger Agreement, at the Effective Time, the Parties will effect the merger of Merger Sub with and into Spinco, with Spinco continuing as the surviving corporation (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, on or after the Second Merger Date, RMT Partner shall cause Spinco to merge with and into Merger Sub 2, a Delaware limited liability company that is a newly formed direct wholly owned Subsidiary of RMT Partner, with Merger Sub 2 as the surviving entity (the “Second Merger”);

WHEREAS, for U.S. federal income tax purposes, it is the intention of the Parties that the Merger and the Second Merger be treated as an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 and qualify as a “reorganization” within the meaning of Section 368(a) of the Code pursuant to Section 368(a)(1)(A) of the Code in which no income, gain or loss will be recognized by Remainco, Spinco, Merger Sub, or the holders of Spinco Common Stock (except with respect to the receipt of cash in lieu of fractional shares of RMT Partner Common Stock);

WHEREAS, in connection with the Contribution, Spinco Distribution, and Merger, the Parties desire to provide for and agree upon the allocation between the Parties of liabilities, and entitlements to refunds thereof, for certain Taxes arising prior to, at the time of, and subsequent to the Contribution, Spinco Distribution, and Merger, and to provide for and agree upon other matters relating to Taxes and to set forth certain covenants and indemnities relating to the Intended Tax Treatment and the intended tax treatment of certain other transactions.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, each of the Parties mutually covenants and agrees as follows:

Section 1. Definition of Terms. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

“Affiliate” means any entity that is directly or indirectly Controlled by either the person in question or an Affiliate of such person. As used in this paragraph, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. The term Affiliate shall refer to Affiliates of a person as determined immediately after the Merger.

“AgCo” means Corteva, Inc., a Delaware corporation.

“Agreement” means this Tax Matters Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means all classes or series of capital stock of a Company or RMT Partner, including (i) common stock, (ii) all options, warrants and other rights to acquire such capital stock, and (iii) all instruments properly treated as stock in the Company or RMT Partner for U.S. federal income tax purposes.

“Claiming Company” shall have the meaning set forth in Section 3.06(a) of this Agreement.

“Clean-Up Spin-Off” has the meaning set forth in the Separation and Distribution Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies” and “Company” have the meanings set forth in the first sentence of this Agreement.

“Contribution” has the meaning set forth in the Separation and Distribution Agreement.

“Controlling Company” shall have the meaning set forth in Section 10.02(a) of this Agreement.

“Dispute” shall have the meaning set forth in Section 15.01 of this Agreement.

“Distribution Taxes” means any and all Taxes (a) required to be paid by or imposed on a Company or any of its Affiliates resulting from, or directly arising in connection with, (i) the failure of the Contribution, Spinco Special Cash Payment, and Spinco Distribution, taken together, to qualify as a reorganization described in Sections 355(a) and 368(a)(1)(D) of the Code or (ii) the failure of the Spinco Special Cash Payment to be treated as in pursuance of the plan of reorganization within the meaning of Section 361(b)(1) of the Code, except to the extent the amount exceeds Remainco’s adjusted tax basis in Spinco Common Stock or such Taxes are attributable to Remainco’s failure to transfer to creditors or distribute to shareholders the cash received in the Spinco Special Cash Payment; (b) required to be paid by or imposed on a Company or any of its Affiliates resulting from, or directly arising in connection with, the failure of the stock distributed in the Spinco Distribution to constitute “qualified property” for purposes of Sections 355(d), 355(e) and 361(c) of the Code (or any corresponding provision of the Tax Laws of other jurisdictions); (c) required to be paid by or imposed on a Company or any of its Affiliates resulting from the failure of any Separation Transaction to qualify for its intended tax treatment as set forth on Exhibit C; or (d) required to be paid by or imposed on a Company or any of its Affiliates (including due to an indemnification requirement under the DWDP TMA) resulting from the failure of any DWDP TMA Transaction to qualify for its intended tax treatment as set forth on Exhibit D.

“Distribution Tax-Related Losses” means (a) all Distribution Taxes imposed pursuant to any Final Determination and (b) all reasonable out-of-pocket accounting, legal and other professional fees and court costs incurred in connection with such Distribution Taxes.

“Due Date” means the date (taking into account all valid extensions) upon which a Tax Return is required to be filed with or Taxes are required to be paid to a Tax Authority, whichever is applicable.

“DWDP TMA” means that certain Amended and Restated Tax Matters Agreement, effective as of June 1, 2019, by and among Remainco (then known as DowDuPont Inc.), MatCo, and AgCo.

“DWDP TMA Transactions” means those transactions listed on Exhibit D.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Employee Matters Agreement” means the Employee Matters Agreement by and between Remainco, Spinco and RMT Partner dated as of December 15, 2020.

“Employment Tax” means any Tax the liability or responsibility for which is allocated pursuant to the Employee Matters Agreement.

“Extraordinary Transaction” means any action that is not in the ordinary course of business, but shall not include any action expressly required by the Separation and Distribution Agreement, the Merger Agreement or any Transaction Agreement or that is undertaken pursuant to the Contribution, Spinco Special Cash Payment, Spinco Distribution, Separation Transactions or Financing Transactions.

“Final Determination” means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period, (a) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of a state, local, or non-U.S. taxing jurisdiction, except that a Form 870 or 870-AD or comparable form shall not constitute a Final Determination to the extent that it reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the Tax Authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (b) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (c) by a closing agreement or accepted offer in compromise under Sections 7121 or 7122 of the Code, or a comparable agreement under the laws of a state, local, or non-U.S. taxing jurisdiction; (d) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing such Tax; (e) by a final settlement resulting from a treaty-based competent authority determination; or (f) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Companies.

“Financing Transactions” means the transactions set forth in Exhibit F.

“Group” means the Remainco Group or the Spinco Group, or both, as the context requires.

“Income Taxes” means:

(a)

all Taxes based upon, measured by, or calculated with respect to (i) net income or profits (including, any capital gains, minimum tax or any Tax on items of tax preference, but not including sales, use, real, or personal property, gross or net receipts, value added, excise, leasing, transfer or similar Taxes), or (ii) multiple bases (including, corporate franchise, doing business and occupation Taxes) if one or more bases upon which such Tax is determined is described in clause (a)(i) above; and

(b)	any related interest and any penalties, additions to such Tax or additional amounts imposed with respect thereto by any Tax Authority.

“Income Tax Returns” means all Tax Returns that relate to Income Taxes.

“Intended Tax Treatment” means the following U.S. federal income Tax consequences in connection with the Separation, Contribution, Spinco Special Cash Payment, Spinco Distribution, Merger, Second Merger and certain related transactions:

(a) the qualification of the Contribution, Spinco Special Cash Payment, and Spinco Distribution, taken together, as a “reorganization” under Sections 355(a) and 368(a)(1)(D) of the Code;

(b) the nonrecognition of gain or loss by Remainco on the receipt of the Spinco Special Cash Payment, except to the extent the amount of the Spinco Special Cash Payment exceeds Remainco’s adjusted tax basis in Spinco Common Stock and assuming Remainco transfers to creditors or distributes to shareholders the cash received in the Spinco Special Cash Payment in pursuance of the plan of reorganization within the meaning of Section 361(b)(1) of the Code;

(c) the qualification of the Spinco Distribution as a transaction in which the Spinco Common Stock distributed to holders of Remainco Common Stock is “qualified property” for purposes of Sections 355 and 361(c) of the Code (and neither Section 355(d) nor Section 355(e) of the Code causes such Spinco Common Stock to be treated as other than “qualified property” for such purposes);

(d) the nonrecognition of income, gain or loss by Remainco and Spinco on the Contribution and the Spinco Distribution under Sections 355, 361, and/or 1032 of the Code, as applicable, other than intercompany items or excess loss accounts, if any, taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code or the triggering or recapturing of any deferred gain or similar items (e.g. including pursuant to a gain recognition agreement or dual consolidated loss election) that is not excludable by reason of the tax-free status of the Contribution and Spinco Distribution;

(e) the nonrecognition of income, gain or loss by holders of Remainco Common Stock upon the receipt of Spinco Common Stock in the Spinco Distribution (except with respect to the receipt of cash in lieu of fractional shares of Spinco Common Stock, if any) under Section 355 of the Code;

(f) the nonrecognition of income, gain or loss by Remainco on the distribution of the proceeds of the Spinco Special Cash Payment to Remainco creditors or shareholders under Section 361(b) of the Code; and

(g) the treatment of the Merger and the Second Merger as an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 and the qualification of the Merger and the Second Merger as a “reorganization” within the meaning of Section 368(a) of the Code pursuant to Section 368(a)(1)(A) of the Code in which no income, gain or loss will be recognized by Remainco, Spinco, Merger Sub, or the holders of Spinco Common Stock (except with respect to the receipt of cash in lieu of fractional shares of RMT Partner Common Stock).

“IRS” means the United States Internal Revenue Service.

“Law” means any U.S. or non-U.S. federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, administrative pronouncement, order, requirement or rule of law (including common law), or any income tax treaty.

“MatCo” means Dow Inc., a Delaware corporation.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Separation and Distribution Agreement.

“Merger Sub” has the meaning set forth in the Merger Agreement.

“Merger Sub 2” has the meaning set forth in the Merger Agreement.

“Non-Controlling Company” shall have the meaning set forth in Section 10.02(a)(i) of this Agreement.

“Parties” and “Party” have the meanings set forth in the first sentence of this Agreement.

“Past Practices” shall have the meaning set forth in Section 3.03(a) of this Agreement.

“Payor” shall have the meaning set forth in Section 4.01(a) of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof, without regard to whether any entity is treated as disregarded for U.S. federal income tax purposes.

“Post-Distribution Period” means any Tax Period beginning after the Spinco Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Spinco Distribution Date.

“Post-Distribution Ruling” shall have the meaning set forth in Section 7.01 of this Agreement.

“Pre-Distribution Period” means any Tax Period ending on or before the Spinco Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Spinco Distribution Date.

“Preliminary Tax Advisor” shall have the meaning set forth in Section 15.03 of this Agreement.

“Privilege” means any privilege that may be asserted under applicable Law, including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege and any privilege relating to internal evaluation processes.

“Proposed Acquisition Transaction” means a transaction or series of transactions (or any agreement, understanding or arrangement, within the meaning of Section 355(e) of the Code and Treasury Regulations Section 1.355-7, or any other Treasury Regulations promulgated thereunder, to enter into a transaction or series of transactions), whether such transaction is supported by Spinco or RMT Partner management or shareholders, is a hostile acquisition, or otherwise, as a result of which Spinco or RMT Partner would merge or consolidate with any other Person or as a result of which any Person or any group of related Persons would (directly or indirectly) acquire, or have the right to acquire, from Spinco or RMT Partner and/or one or more holders of outstanding shares of Capital Stock, a number of shares of Capital Stock that would, when combined with any other changes in ownership of Capital Stock pertinent for purposes of Section 355(e) of the Code, comprise fifty percent (50%) or more of (a) the value of all outstanding shares of stock of Spinco as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series, or (b) the total combined voting power of all outstanding shares of voting stock of Spinco as of the date of such transaction, or in the case of a series of transactions, the date of the last transaction of such series. Notwithstanding the foregoing, a Proposed Acquisition Transaction shall not include (i) issuances by Spinco or RMT Partner that satisfy Safe Harbor VIII (relating to acquisitions in connection with a person’s performance of services) or Safe Harbor IX (relating to acquisitions by a retirement plan of an employer) of Treasury Regulations Section 1.355-7(d), (ii) the adoption by RMT Partner or Spinco of a shareholder rights plan, (iii) transfers of Capital Stock of Remainco or RMT Partner that satisfy Safe Harbor VII (relating to public trading) of Treasury Regulation Section 1.355-7(d) or (iv) purchases, directly or through any Affiliate, of RMT Partner’s outstanding stock meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 (without regard to the effect of Revenue Procedure 2003-48 on Revenue Procedure 96-30). For purposes of determining whether a transaction constitutes an indirect acquisition, any recapitalization resulting in a shift of voting power or any redemption of shares of stock shall be treated as an indirect acquisition of shares of stock by the non-exchanging shareholders. This definition and the application thereof are intended to monitor compliance with Section 355(e) of the Code and shall be interpreted accordingly. Any clarification of, or change in, the statute or Treasury Regulations promulgated under Section 355(e) of the Code shall be incorporated in this definition and its interpretation. For the avoidance of doubt, the Merger shall not constitute a Proposed Acquisition Transaction.

“Refund” means any refund (or credit in lieu thereof) of Taxes (including any overpayment of Taxes that can be refunded or, alternatively, applied to other Taxes payable), including any interest paid on or with respect to such refund of Taxes; provided, however, the amount of the refund of Taxes shall be net of any Taxes imposed by any Tax Authority on the receipt of the refund.

“Remainco” has the meaning set forth in the first sentence of this Agreement.

“Remainco Business” has the meaning provided in the Separation and Distribution Agreement.

“Remainco Consolidated Return” means any U.S. federal consolidated Income Tax Return required to be filed by Remainco as the “common parent” of an “affiliated group” (in each case, within the meaning of Section 1504 of the Code), and any consolidated, combined, unitary or similar Income Tax Return required to be filed by Remainco or a member of the Remainco Group as common parent (or analogous concept) under a similar or analogous provision of state, local or non-U.S. Law.

“Remainco Common Stock” has the meaning provided in the Separation and Distribution Agreement.

“Remainco Consolidated Taxes” means any Taxes attributable to any Remainco Consolidated Return.

“Remainco Group” means Remainco and its Affiliates, excluding any entity that is a member of the Spinco Group.

“Remainco Tainting Act” means (a) any action (or the failure to take any action) within its control by Remainco or any member of the Remainco Group (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions) that, (b) any event (or series of events) involving the Capital Stock of Remainco, any assets of Remainco or any assets of any member of the Remainco Group that, or (c) any breach by Remainco or any member of the Remainco Group of any representation, warranty or covenant made by them in this Agreement or the Transaction Agreements or a Tax Representation Letter that, in each case, would affect the Intended Tax Treatment or otherwise cause a Separation Transaction to fail to qualify for its intended tax treatment as set forth on Exhibit C or cause a DWDP TMA Transaction to fail to qualify for its intended tax treatment as set forth on Exhibit D.

“Remainco Taxes” means, without duplication, (a) any Remainco Consolidated Taxes (including any Taxes imposed due to an adjustment of Taxes attributable to a Pre-Distribution Period that should have been reflected on a Remainco Consolidated Return), (b) any Taxes that are solely attributable to the Remainco Business, (c) any Taxes (i) on gain recognized under Treasury Regulations Section 1.1502-19(b) in connection with an excess loss account with respect to the stock of Spinco or any member of the Spinco Group at the time of the Spinco Distribution, (ii) on net deferred gains taken into account under Treasury Regulations Section 1.1502-13(d) with respect to deferred intercompany transactions between a Spinco Group member and a Remainco Group member and (iii) under similar or corresponding provisions of state, local or non-U.S. Law, (d) any Taxes attributable to a Remainco Tainting Act, (e) Taxes attributable to Separation Transactions, (f) Taxes in connection with the matters described in Exhibit E, in the case of each of clauses (a) through (f), other than Taxes that would not have been incurred but for a Spinco Tainting Act, and (g) Taxes payable on the amount of the Spinco Special Cash Payment in excess of Remainco’s adjusted tax basis in Spinco Common Stock or Remainco’s failure to transfer to creditors or distribute to shareholders the cash received in the Spinco Special Cash Payment.

“Required Company” shall have the meaning set forth in Section 4.01(a) of this Agreement.

“Responsible Company” means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

“Restricted Period” means the period beginning at the Effective Time and ending on the two (2)-year anniversary of the day after the Spinco Distribution Date.

“Retention Date” shall have the meaning set forth in Section 9.01 of this Agreement.

“RMT Partner” has the meaning set forth in the first sentence of this Agreement.

“RMT Partner Common Stock” has the meaning provided in the Separation and Distribution Agreement.

“Ruling Request” means any letter filed by Remainco with the IRS or other Tax Authority requesting a ruling regarding the Intended Tax Treatment or any intended tax treatment of a Separation Transaction that is described on Exhibit C attached hereto (including all attachments, exhibits, and other materials submitted with such ruling request letter and any amendment or supplement to such ruling request letter).

“Second Merger” has the meaning set forth in the Recitals.

“Second Merger Date” has the meaning set forth in the Merger Agreement.

“Separation” has the meaning set forth in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” has the meaning set forth in in the Recitals.

“Separation Plan” has the meaning set forth in the Separation and Distribution Agreement.

“Separation Transactions” means those transactions undertaken by the Companies and their Affiliates pursuant to the Separation Plan to separate ownership of the Spinco Business from ownership of the Remainco Business (including, for the avoidance of doubt, transactions listed on Exhibit C and transactions undertaken directly between the Remainco Group, on the one hand, and RMT Partner and its Affiliates, on the other hand).

“Spinco” has the meaning set forth in the first sentence of this Agreement.

“Spinco Assets” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Business” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Common Stock” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Distribution” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Distribution Date” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Group” means Spinco and its Affiliates, as determined immediately after the Spinco Distribution.

“Spinco Liabilities” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Special Cash Payment” has the meaning set forth in the Separation and Distribution Agreement.

“Spinco Tainting Act” means, after the Effective Time, (a) any action (or the failure to take any action) within its control by Spinco or any member of the Spinco Group (including entering into any agreement, understanding or arrangement or any negotiations with respect to any transaction or series of transactions) that, (b) any event (or series of events) involving the Capital Stock of Spinco or RMT Partner, any assets of Spinco or any assets of any member of the Spinco Group that, or (c) any breach by Spinco or any member of the Spinco Group of any representation, warranty or covenant made by them in this Agreement or the Transaction Agreements or a Tax Representation Letter that, in each case, would (i) affect the Intended Tax Treatment or otherwise cause a Separation Transaction to fail to qualify for its intended tax treatment as set forth on Exhibit C, or (ii) violate any of the restrictions set forth on Exhibit D; provided that, any action expressly required by (or the failure to take action prohibited by) the Separation and Distribution Agreement, the Merger Agreement or any Transaction Agreement or that is undertaken pursuant to the Contribution, Spinco Special Cash Payment, Spinco Distribution, Separation Transactions or Financing Transactions shall not constitute a Spinco Tainting Act.

“Spinco Taxes” means, without duplication, (a) any Taxes required to be paid by Spinco or a member of the Spinco Group on or after the Spinco Distribution Date (including any Taxes imposed due to an adjustment of Taxes due and payable prior to the Spinco Distribution Date, other than Taxes that (i) should have been reflected on a Remainco Consolidated Return or (ii) are solely attributable to the Remainco Business), (b) any Taxes attributable to a Spinco Tainting Act, (c) any Taxes attributable to an Extraordinary Transaction effected after the Effective Time on the Spinco Distribution Date by Spinco or a member of the Spinco Group, and (d) any Taxes set forth on Exhibit A attached hereto, in the case of each of clauses (a) through (d), other than Taxes that would not have been incurred but for a Remainco Tainting Act.

“Straddle Period” means any Tax Period that begins on or before and ends after the Spinco Distribution Date.

“Subsidiary” has the meaning set forth in the Separation and Distribution Agreement.

“Tax” or “Taxes” means (a) any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, custom duties, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, escheat or unclaimed property liability, alternative minimum, recapture, estimated or other tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing; and (b) all liabilities in respect of any items described in clause (a) payable by reason of assumption, transferee or successor liability, operation of Law or Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law), in each case, including any Taxes resulting from an adjustment.

“Tax Advisor” means a tax counsel or accountant of recognized standing in the relevant jurisdiction.

“Tax Attribute” means a net operating loss, capital loss, tax credit carryover, earnings and profits, previously taxed income, tax bases, separate limitation loss, investment credit, foreign tax credit, excess charitable contribution, general business credit, overall foreign loss, or any other Tax Item that could affect a Tax.

“Tax Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“Tax Benefit” means any refund, credit, or other reduction in otherwise required Tax payments that is actually realized, net of reasonable expenses related to establishing the Tax benefit.

“Tax Contest” means an audit, review, examination, or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes (including any administrative or judicial review of any claim for refund).

“Tax Item” means any item of income, gain, loss, deduction, expense, or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

“Tax Law” means the law of any governmental entity or political subdivision thereof relating to any Tax.

“Tax Opinions/Rulings” means (x) the formal written opinions or similar memoranda of a Tax Advisor regarding the Intended Tax Treatment or any intended tax treatment of a Separation Transaction that is described on Exhibit B attached hereto and/or (y) the rulings by the IRS or other Tax Authority received in respect of a Ruling Request delivered to Remainco (and made available to Spinco or, if prior to the Effective Time, RMT Partner), in each case, in connection with the Contribution, the Spinco Special Cash Payment, the Spinco Distribution, the Merger or the Second Merger or otherwise with respect to the Separation Transactions, including, for the avoidance of doubt, the Remainco Tax Opinion (as defined in the Merger Agreement).

“Tax Period” means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

“Tax Records” means any Tax Returns, Tax Return work papers, documentation relating to any Tax Contests, and any other books of account or records (whether or not in written, electronic or other tangible or intangible forms and whether or not stored on electronic or any other medium) required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

“Tax Representation Letter” has the meaning set forth in the Merger Agreement.

“Tax Return” means any report of Taxes due, any claim for refund of Taxes paid, any information return with respect to Taxes, or any other similar report, statement, declaration, or document required to be filed under the Code or other Tax Law, including any attachments, exhibits, or other materials submitted with any of the foregoing, and including any amendments or supplements to any of the foregoing.

“Transaction Agreements” has the meaning set forth in the Separation and Distribution Agreement.

“Transfer Pricing Adjustment” means any proposed or actual allocation by a Tax Authority of any Tax Item between or among any member of the Remainco Group and any member of the Spinco Group with respect to any Pre-Distribution Period.

“Transfer Taxes” means all excise, sales, use, value-added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation, registration and other similar taxes, together with any interest, additions, fines, costs or penalties thereon and any interest in respect of any additions, fines, costs or penalties, resulting directly from the Separation Transaction, Contribution, Spinco Distribution or Merger, or otherwise imposed in connection with this Agreement and the transactions contemplated hereby.

“Treasury Regulations” means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

“Unqualified Tax Opinion” means an unqualified “will” opinion of a Tax Advisor, on which the Companies may rely to the effect that a transaction will not (i) affect the Intended Tax Treatment, (ii) cause any Separation Transaction to fail to qualify for the intended tax treatment as set forth on Exhibit C, or (iii) cause any DWDP TMA Transaction to fail to qualify for the intended tax treatment as set forth on Exhibit D. Any such opinion must assume that the Contribution, Spinco Special Cash Payment, Spinco Distribution and Merger would have qualified for the Intended Tax Treatment, that other Separation Transactions would have qualified for the intended tax treatment as set forth on Exhibit C, and that the DWDP TMA Transactions would have qualified for the intended tax treatment as set forth on Exhibit D, if the transaction in question did not occur.

“VAT” means: (i) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), including in the United Kingdom in accordance with VATA 1994; and (ii) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (i), or imposed elsewhere.

“VAT Credit” means any credit, offset or receivable arising out of a payment of VAT where either (i) such VAT was imposed on a Separation Transaction, (ii) Remainco or a member of the Remainco Group pays such VAT, or (iii) liability for such VAT is allocated to Remainco under this Agreement.

Section 2. Allocation of Tax Liabilities.

Section 2.01 General Rule.

(a) Remainco Liability. Remainco shall be liable for, and shall indemnify and hold harmless the Spinco Group from and against (x) any liability for Remainco Taxes, (y) any Distribution Tax-Related Losses for which Remainco is responsible pursuant to Section 7.02 and (z) Transfer Taxes for which Remainco is responsible pursuant to Section 2.03.

(b) Spinco Liability. Spinco shall be liable for, and shall indemnify and hold harmless the Remainco Group from and against (x) any liability for Spinco Taxes, (y) any Distribution Tax-Related Losses for which Spinco is responsible pursuant to Section 7.02 and (z) Transfer Taxes for which Spinco is responsible pursuant to Section 2.03.

Section 2.02 Tax Year Ends. Spinco and Remainco shall take all actions necessary or appropriate to close the taxable year of Spinco and each member of the Spinco Group for all Tax purposes as of the close of the Spinco Distribution Date to the extent permissible or required under applicable Law.

Section 2.03 Transfer Taxes. Transfer Taxes (other than those attributable to the Separation Transaction, Contribution or Spinco Distribution) shall be allocated 50% to Remainco and 50% to Spinco. Any Transfer Taxes attributable to the Separation Transactions, Contribution or Spinco Distribution shall be allocated solely to Remainco.

Section 3. Preparation and Filing of Tax Returns.

Section 3.01 General. Tax Returns shall be prepared and filed when due (including extensions) in accordance with this Section 3. The Companies shall provide, and shall cause their Affiliates to provide, assistance and cooperation to one another in accordance with Section 8 with respect to the preparation and filing of Tax Returns, including providing information required to be provided in Section 8.

Section 3.02 Responsibility for Preparation and Filing

(a) Remainco Consolidated Returns. Notwithstanding Section 3.02(d), Remainco shall prepare and file all Remainco Consolidated Returns. Notwithstanding anything to the contrary in this Agreement, for all Tax purposes, the Parties shall report any Extraordinary Transactions that are effected by the Spinco Group on the Spinco Distribution Date after the Effective Time as occurring on the day after the Spinco Distribution Date to the extent permitted by Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or any similar or analogous provision of state, local or non-U.S. Law.

(b) The Company required under applicable law to file any Tax Returns in respect of Transfer Taxes shall prepare and file (or cause to be prepared and filed) such Tax Returns.

(c) Spinco shall, to the extent permitted by applicable law, prepare and file all Tax Returns of the Spinco Group other than those in Section 3.02(a) or Section 3.02(b).

(d) Each Company shall prepare and timely file, or cause to be prepared and timely filed, taking into account applicable extensions, all Tax Returns required to be filed by such Company or any of its Subsidiaries and shall pay, or cause to be paid, all Taxes shown as due and payable on such Tax Returns.

Section 3.03 Tax Reporting Practices.

(a) General Rule. With respect to any Tax Return that either Company has the obligation and right to prepare and file, or cause to be prepared and filed, under Section 3.02, such Tax Return shall be prepared in accordance with past practices, accounting methods, elections or conventions (“Past Practices”), to the extent such Tax Return may reasonably be expected the affect the Tax liability of the other Company.

(b) Reporting of Separation and DWDP TMA Transactions. The Tax treatment reported on any Tax Return of (i) the Separation Transactions shall be consistent with the treatment thereof provided on Exhibit C, and (ii) the DWDP TMA Transactions shall be consistent with the treatment thereof provided on Exhibit D. The Tax treatment of the Separation Transactions and the DWDP TMA Transactions reported on any Tax Return for which Spinco is the Responsible Company shall be consistent with that on any Tax Return filed or to be filed by Remainco or any member of the Remainco Group or caused or to be caused to be filed by Remainco or any member of the Remainco Group.

Section 3.04 Consolidated or Combined Tax Returns.

(a) Spinco will elect and join and will cause its Affiliates to elect and join, in filing any consolidated, combined or unitary Tax Returns that Remainco determines in good faith are required to be filed or that Remainco chooses to file pursuant to Section 3.02 with respect to any Pre-Distribution Period.

(b) With respect to all Remainco Consolidated Returns for the taxable year which includes the Spinco Distribution Date, Remainco shall use the closing of the books method under Treasury Regulations Section 1.1502-76.

Section 3.05 Right to Review and Consent to Tax Returns.

(a) To the extent Spinco is the Responsible Company with respect to any Tax Return that reflects (i) Taxes for which Remainco would reasonably be expected to be liable, including as a result of adjustments to the amount of Taxes reported on such Tax Return, (ii) the Contribution, Spinco Special Cash Payment, Spinco Distribution, and/or Merger, (iii) a Separation Transaction, or (iv) any other information that could reasonably be expected to impact the Tax liability of Remainco, Spinco shall submit to Remainco a draft of such Tax Return at least forty-five (45) days prior to the Due Date for such Tax Return for Remainco’s review, comment and approval (such approval not to be unreasonably delayed, conditioned or withheld). Remainco shall have access to any and all data and information necessary for the preparation of all such Tax Returns and the Companies shall cooperate fully in the preparation and review of such Tax Returns. No later than thirty (30) days after receipt of such Tax Returns, Remainco shall have a right to object to such Tax Return (or items with respect thereto) by written notice to Spinco; such written notice shall contain such disputed item (or items) and the basis for its objection.

(b) To the extent Remainco is the Responsible Company with respect to any Tax Return that reflects (i) Taxes for which Spinco would reasonably be expected to be liable, including as a result of adjustments to the amount of Taxes reported on such Tax Return, or (ii) any other information that could reasonably be expected to impact the Tax liability of Spinco, Remainco shall submit to Spinco a draft of such Tax Return at least forty-five (45) days prior to the Due Date for such Tax Return for Spinco’s review, comment and approval (such approval not to be unreasonably delayed, conditioned or withheld). The Companies shall cooperate fully in the preparation and review of such Tax Returns. No later than thirty (30) days after receipt of such Tax Returns, Spinco shall have a right to object to such Tax Return (or items with respect thereto) by written notice to Remainco; such written notice shall contain such disputed item (or items) and the basis for its objection.

(c) If the Company that is not the Responsible Company does object by proper written notice described in Section 3.05(a) or Section 3.05(b), the Companies shall act in good faith to resolve any such dispute as promptly as practicable; provided, however, that, notwithstanding anything to the contrary contained herein, if the Companies have not resolved the disputed item or items by the day five (5) days prior to the Due Date of such Tax Return, such Tax Return shall be filed as prepared pursuant to this Section 3.05 (revised to reflect all initially disputed items that the Companies have agreed upon prior to such date).

(d) In the event a Tax Return is filed that includes any disputed item for which proper notice was given pursuant to Section 3.05(a) or Section 3.05(b) that was not finally resolved and agreed upon, such disputed item (or items) shall be resolved in accordance with Section 15. In the event that the resolution of such disputed item (or items) in accordance with Section 15 with respect to a Tax Return is inconsistent with such Tax Return as filed, Spinco (with cooperation from Remainco) shall, as promptly as practicable, amend such Tax Return to properly reflect the final resolution of the disputed item (or items). In the event that the amount of Taxes shown to be due and owing on a Tax Return is adjusted as a result of a resolution pursuant to Section 15, proper adjustment shall be made to the amounts previously paid or required to be paid in accordance with Section 4 in a manner that reflects such resolution.

Section 3.06 Refunds, Carrybacks and Amended Tax Returns.

(a) Refunds.

(i) Each Company (and its Affiliates) (the “Claiming Company”) shall be entitled to Refunds that relate to Taxes for which it (or its Affiliates) is liable hereunder, under the Employee Matters Agreement, or which it has previously paid. For the avoidance of doubt, to the extent that a particular Refund may be allocable to multiple Parties, the portion of such Refund to which each Party will be entitled shall be determined by comparing the amount of payments made by a Party to a Tax Authority or to the other Party (and reduced by the amount of payments received from the other Party) pursuant to Sections 2 and 3 with the Tax liability of such Party as determined under Section 2.01, taking into account the facts as utilized for purposes of claiming such Refund.

(ii) Any Refund or portion thereof to which a Claiming Company is entitled pursuant to this Section 3.06(a) that is received or deemed to have been received as described herein by the other Company (or its Affiliates) shall be paid by such other Company to the Claiming Company in immediately available funds in accordance with Section 4. To the extent a Company (or its Affiliates) applies or causes to be applied an overpayment of Taxes as a credit toward or a reduction in Taxes otherwise payable (or a Tax Authority requires such application in lieu of a Refund) and such Refund, if received, would have been payable by such Company to the Claiming Company pursuant to this Section 3.06(a), such Company shall be deemed to have actually received a Refund to the extent thereof on the date on which the overpayment is applied to reduce Taxes otherwise payable.

(iii) Notwithstanding anything to the contrary in this Agreement, any Company that has claimed (or caused one or more of its Affiliates to claim) a Refund shall be liable for any Taxes that become due and payable as a result of the subsequent adjustment, if any, to the Refund claim.

(iv) Remainco and Spinco shall cooperate in good faith with any reasonable request to pursue any Refund to which either Party may be entitled under Section 3.06(a)(i).

(v) Notwithstanding anything to the contrary in this Agreement, Remainco shall be entitled to 100% of Refunds related to matters set forth on Exhibit E, and Remainco shall retain sole control over any proceedings, submissions, and correspondence with relevant Tax Authorities regarding such matters.

(b) Carrybacks.

(i) Each of the Companies shall be permitted (but not required) to carry back (or to cause its Affiliates to carry back) a Tax Attribute realized in a Post-Distribution Period or a Straddle Period to a Pre-Distribution Period or a Straddle Period only if such carryback cannot reasonably result in the other Company (or its Affiliates) being liable for additional Taxes. If a carryback could reasonably result in the other Company (or its Affiliates) being liable for additional Taxes, such carryback shall be permitted only if such other Company consents to such carryback.

(ii) Notwithstanding anything to the contrary in this Agreement, any Company that has claimed (or caused one or more of its Affiliates to claim) a Tax Attribute carryback shall be liable for any Taxes that result from such carryback claim or become due and payable as a result of the subsequent adjustment, if any, to the carryback claim.

(iii) A Company shall be entitled to any Refund that is attributable to, and would not have arisen but for, a carryback of a Tax Attribute by such Company pursuant to the provisions set forth in this Section 3.06(b).

(c) Amended Tax Returns. Spinco shall not file any amended Tax Return for a member of the Spinco Group that relates to a Pre-Distribution Period or any Tax Return to which Remainco is entitled to review pursuant to Section 3.05(a) without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Remainco.

Section 3.07 Apportionment of Tax Attributes.

(a) Remainco shall reasonably determine in good faith, and advise Spinco in writing of, the amount of any Tax Attributes arising in a Pre-Distribution Period that shall be allocated or apportioned to the Spinco Group under applicable Law. The Remainco Group and the Spinco Group (to the extent the relevant information has been provided to the Spinco Group under this Section 3.07) agree to compute all Taxes for Post-Distribution Periods consistently with the determination of the allocation of Tax Attributes pursuant to this Section 3.07 unless otherwise required by a Final Determination. To the extent that the amount of any Tax Attribute is later reduced or increased as a result of a Final Determination, such reduction or increase shall be allocated to the Party to which such Tax Attribute was allocated pursuant to this Section 3.07. Remainco agrees to consult with Spinco regarding such allocation prior to the filing of any affected Tax Return regarding such allocation and consider in good faith any comments by Spinco on such allocation.

(b) Sixty (60) days after the filing of Remainco’s U.S. federal income Tax Return for the tax year in which the Spinco Distribution occurs, Remainco shall deliver to RMT Partner its determination in writing of the portion, if any, of any U.S. federal income Tax Attributes, overall foreign loss or other affiliated, consolidated, combined, unitary, fiscal unity or other group basis U.S. federal income Tax Attribute which is allocated or apportioned to the members of the Spinco Group under applicable Tax Law and this Agreement (“Proposed Allocation”). RMT Partner shall have sixty (60) days to review the Proposed Allocation and provide Remainco any comments with respect thereto. If RMT Partner either provides no comments or provides comments to which Remainco agrees in writing, such resulting determination will become final (“Final Allocation”). If RMT Partner provides comments to the Proposed Allocation and Remainco does not agree, the Final Allocation will be determined in accordance with Section 15. All members of the Remainco Group, Spinco Group and RMT Partner shall prepare all Tax Returns in accordance the Final Allocation. In the event of an adjustment to any such U.S. federal income Tax Attributes, overall foreign loss or other affiliated, consolidated, combined, unitary, fiscal unity or other group basis U.S. federal income attribute, Remainco shall promptly notify RMT Partner in writing of such adjustment. To the extent SpinCo requires any of the information described in this Section 3.07(b) to file any Tax Return prior to the date described in the first sentence of this Section 3.07(b), Remainco shall use commercially reasonable efforts to provide good faith estimates of such information to Spinco, within thirty (30) days of a written request by Spinco. For the avoidance of doubt, Remainco shall not be liable to any member of the Spinco Group for any failure of any determination under this Section 3.07(b) to be accurate under applicable Tax Law provided such determination was made in good faith.

(c) Notwithstanding anything to the contrary in this Agreement, Remainco shall not be obligated to undertake an “earnings and profits study” or similar determination, or provide information relating to earnings and profits for Spinco and Spinco Subsidiaries treated as domestic corporations for U.S. federal income tax purposes.

Section 4. Indemnification Payments.

Section 4.01 Indemnification Payments.

(a) If any Company (the “Payor”) or any Affiliate of the Payor is required under applicable Tax Law to pay to a Tax Authority a Tax that another Company (the “Required Company”) is liable for under this Agreement, the Payor shall provide notice to the Required Company for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Such Required Company shall have a period of forty-five (45) days after the receipt of notice to respond thereto. Unless the Required Company disputes the amount it is liable for under this Agreement within the forty-five (45) day period in the preceding sentence, the Required Company shall reimburse the Payor within sixty (60) Business Days of delivery by the Payor of the notice described above. To the extent the Required Company does not agree with the amount the Payor claims the Required Company is liable for under this Agreement, the dispute shall be resolved in accordance with Section 15.

(b) Any Tax indemnity payment required to be made by the Required Company pursuant to this Agreement shall be reduced by any corresponding Tax Benefit payment required to be made to the Required Company by the other Company pursuant to Section 5. For the avoidance of doubt, a Tax Benefit payment is treated as corresponding to a Tax indemnity payment to the extent the Tax Benefit realized is attributable to the same Tax Item (or adjustment of such Tax Item pursuant to a Final Determination) that gave rise to the Tax indemnity payment.

(c) All indemnification payments under this Agreement shall be made by Remainco directly to Spinco and by Spinco directly to Remainco; provided, however, that if the Companies mutually agree with respect to any such indemnification payment, any member of the Remainco Group, on the one hand, may make such indemnification payment to any member of the Spinco Group, on the other hand, and vice versa. All indemnification payments shall be treated in the manner described in Section 14.

Section 5. Tax Benefits and Remainco Tax Attributes.

Section 5.01 Tax Benefits.

(a) If a member of the Spinco Group realizes any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which a member of the Remainco Group is liable hereunder or under the Employee Matters Agreement, or if a member of the Remainco Group realizes any Tax Benefit as a result of an adjustment pursuant to a Final Determination to any Taxes for which a member of the Spinco Group is liable hereunder or under the Employee Matters Agreement, Spinco or Remainco, as the case may be, shall make a payment to the other company within one hundred twenty (120) Business Days following such realization of the Tax Benefit, in an amount equal to such Tax Benefit. For the avoidance of doubt, if such Tax Benefit results in the reduction of an indemnity payment pursuant to Section 4.01(b), no payment shall be required under this Section 5.01(a) to the extent the Required Company reduced its Tax indemnity payment under Section 4.01(b).

(b) No later than one hundred twenty (120) Business Days after a Tax Benefit described in Section 5.01(a) is realized by a member of the Remainco Group or a member of the Spinco Group, Remainco (if a member of the Remainco Group realizes such Tax Benefit) or Spinco (if a member of the Spinco Group realizes such Tax Benefit) shall provide the other Company with notice of the amount payable to such other Company by Remainco or Spinco pursuant to this Section 5. In the event that Remainco or Spinco disagrees with any such calculation described in this Section 5.01(b), Remainco or Spinco shall so notify the other Company in writing within thirty (30) Business Days of receiving the written calculation set forth above in this Section 5.01 (b). Remainco and Spinco shall endeavor in good faith to resolve such disagreement and the amount payable under this Section 5 shall be determined in accordance with the disagreement resolution provisions of Section 15 as promptly as practicable.

Section 5.02 VAT Credits. In the event that a member of the Spinco Group realizes a Tax Benefit arising from a VAT Credit in a Post-Distribution Period, Spinco shall make a payment to Remainco of the amount of such Tax Benefit within 30 Business Days.

Section 5.03 Orion Deductions. In the event that a member of the Spinco Group realizes a Tax Benefit in a Post-Distribution Period with respect to which a payment by Remainco is required pursuant to the DWDP TMA, Spinco shall make a payment to Remainco of the amount of such realized Tax Benefit within 30 Business Days.

Section 6. Employment Tax Matters. Notwithstanding anything contained herein to the contrary, the Employee Matters Agreement shall govern with respect to the allocation of (a) liability for Employment Taxes and related Tax reporting and withholding obligations, and (b) Tax Items allocated pursuant to the Employee Matters Agreement.

Section 7. Intended Tax Treatment.

Section 7.01 Restrictions on Spinco (prior to the Second Merger) and RMT Partner. During the Restricted Period, Spinco and RMT Partner shall not:

(a) take, or permit any of their Affiliates to take, any action in violation of the restrictions set forth on Exhibit D;

(b) take, or permit any of their Affiliates to take, any action in violation of the restrictions set forth on Exhibit C;

(c) enter into any Proposed Acquisition Transaction, approve any Proposed Acquisition Transaction for any purpose, or allow any Proposed Acquisition Transaction to occur with respect to Spinco or RMT Partner;

(d) merge or consolidate with any other Person (other than pursuant to the Merger) or liquidate or partially liquidate;

(e) approve or allow the discontinuance, cessation, or sale or other transfer of, or a material change in the active conduct of, the business on which Spinco relied for purposes of satisfying the requirements of Section 355(b) of the Code, which is described on Exhibit G;

(f) sell or otherwise dispose of more than thirty-five percent (35%) percent of the consolidated net assets of the Spinco Group, or approve or allow the sale or other disposition of more than thirty-five percent (35%) of the consolidated net assets of the Spinco Group, to a third party (excluding (i) sales or other dispositions in the ordinary course of business, (ii) any cash paid by any member of the Spinco Group in any arm’s length transaction, or (iii) any mandatory or optional repayment of any indebtedness or other obligation of Spinco Group);

(g) amend Spinco’s certificate of incorporation (or other organizational documents), or take any other action or approve or allow the taking of any action, whether through a stockholder vote or otherwise, affecting the voting rights of Spinco stock;

(h) purchase, directly or through any Affiliate, any of RMT Partner’s outstanding stock, other than through stock purchases meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 (without regard to the effect of Revenue Procedure 2003-48 on Revenue Procedure 96-30);

(i) take any action or fail to take any action, or permit any member of the Spinco Group to take any action or fail to take any action, that is inconsistent with any representation or covenant made in the Tax Opinions/Rulings or the Ruling Request; or

(j) take any action or permit any other member of the Spinco Group to take any action (including any transactions with a third-party or any transaction with any Company) that, individually or in the aggregate (taking into account other transactions described in this Section 7.01), would be reasonably likely to adversely affect (A) the Intended Tax Treatment of the Contribution, Spinco Special Cash Payment, Spinco Distribution, Merger and Second Merger, or (B) the intended tax treatment of any Separation Transaction under U.S. federal, state, local or non-U.S. Tax Law, as described on Exhibit C;

provided, however, that Spinco or RMT Partner shall be permitted to take such action or one or more actions set forth in the foregoing clauses (b) through (k) if, prior to taking any such actions, Spinco or RMT Partner shall (1) have received a favorable private letter ruling from the IRS, or a ruling from another Tax Authority that confirms that such action or actions will not result in Distribution Taxes, taking into account such actions and any other relevant transactions in the aggregate (a “Post-Distribution Ruling”), in form and substance satisfactory to Remainco in its discretion (which discretion shall include consideration of the reasonableness of any representations made in connection with such Post-Distribution Ruling), or (2) have received an Unqualified Tax Opinion, in form and substance satisfactory to Remainco in its discretion (which discretion shall include consideration of the reasonableness of any representations or assumptions that may be included in such Unqualified Tax Opinion). Spinco and RMT Partner shall provide a copy of the Post-Distribution Ruling or the Unqualified Tax Opinion described in this paragraph to Remainco as soon as practicable prior to taking or failing to take any action set forth in the foregoing clauses (b) through (k). Remainco’s evaluation of a Post-Distribution Ruling or Unqualified Tax Opinion may consider, among other factors, the appropriateness of any underlying assumptions, representations, and covenants made in connection with such Post- Distribution Ruling or Unqualified Tax Opinion. Spinco shall bear all costs and expenses of securing any such Post-Distribution Ruling or Unqualified Tax Opinion and shall reimburse Remainco for all reasonable out-of-pocket costs and expenses that Remainco may incur in seeking to obtain or evaluate any such Post-Distribution Ruling or Unqualified Tax Opinion. For the avoidance of doubt, the presence of a Post-Distribution Ruling or Unqualified Tax Opinion shall not relieve Spinco or RMT Partner from any indemnification obligations otherwise present under this Agreement.

Section 7.02 Liability for Distribution Tax-Related Losses. In the event that Distribution Taxes become due and payable to a Tax Authority pursuant to a Final Determination, then, notwithstanding anything to the contrary in this Agreement:

(a) if such Distribution Taxes are attributable to a Remainco Tainting Act, then Remainco shall be responsible for any Distribution Tax-Related Losses;

(b) if such Distribution Taxes are attributable to a Spinco Tainting Act, then Spinco shall be responsible for any Distribution Tax-Related Losses;

(c) if such Distribution Taxes are attributable to both a Remainco Tainting Act and a Spinco Tainting Act, responsibility for such Distribution Tax-Related Losses shall be allocated between Remainco and Spinco according to relative fault; provided, however, that if such Distribution Taxes result from the application of Section 355(e) of the Code to the Spinco Distribution, (i) Remainco shall be one hundred percent (100%) responsible for any Distribution Tax-Related Losses if a Remainco Tainting Act causes the application of Section 355(e) of the Code and a Spinco Tainting Act does not cause the application of Section 355(e) of the Code, and (ii) Spinco shall be one hundred percent (100%) responsible for any Distribution Tax- Related Losses if a Spinco Tainting Act cause the application of Section 355(e) of the Code and a Remainco Tainting Act does not cause the application of Section 355(e) of the Code; and

(d) if such Distribution Taxes are not attributable to a Remainco Tainting Act or a Spinco Tainting Act, then Remainco shall be one hundred percent (100%) responsible for any Distribution Tax-Related Losses.

Section 7.03 Procedures Regarding Ruling Requests. RMT Partner acknowledges and agrees that Remainco may file one or more Ruling Requests. In connection with any Ruling Request, Remainco shall (i) inform RMT Partner of its decision to file such Ruling Request and keep RMT Partner informed of all material actions taken or proposed to be taken by Remainco or the IRS or other applicable Tax Authority; (ii) provide RMT Partner with drafts of all written submissions reasonably in advance of filing, and consider in good faith RMT Partner’s comments to such draft submissions; (iii) provide RMT Partner with copies of all written items sent by Remainco to the IRS or other applicable Tax Authority and received by Remainco from the IRS or other applicable Tax Authority with respect to the request; and (iv) promptly provide RMT Partner with detailed information concerning any material telephonic, email, in person communications or other contacts with the IRS or other applicable Tax Authority concerning the request.

Section 8. Cooperation and Reliance.

Section 8.01 Assistance and Cooperation.

(a) The Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other’s agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Company and its Affiliates available to such other Company as provided in Section 9. Each of the Companies shall also make available to the other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. In the event that a member of the Remainco Group, on the one hand, or a member of the Spinco Group, on the other hand, suffers a Tax detriment as a result of a Transfer Pricing Adjustment, the Companies shall cooperate pursuant to this Section 8 to seek any competent authority relief that may be available with respect to such Transfer Pricing Adjustment.

(b) Each Party shall (and shall cause its respective Affiliates to) reasonably cooperate with each other and with each other’s agents and advisors in connection with obtaining any tax opinion set forth on Exhibit B (to the extent not delivered prior to the date of this Agreement), including by providing any materials or information reasonably requested by the tax advisors rendering such opinion and by executing a representation letter containing representations and covenants (subject to customary assumptions and conditions) regarding such facts and actions within such Party’s control that are reasonably necessary for the rendering of such tax opinion.

(c) Any information or documents provided under this Section 8 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. Notwithstanding any other provision of this Agreement or any other agreement, (i) neither Remainco nor any Remainco Affiliate shall be required to provide Spinco, any Spinco Affiliate, or any other Person access to or copies of any information or procedures (including the proceedings of any Tax Contest) other than information or procedures that relate to Spinco, the business or assets of Spinco or any of Spinco Affiliate, and (ii) in no event shall Remainco or any Remainco Affiliate be required to provide Spinco, any Spinco Affiliate, or any other Person access to or copies of any information if such action could reasonably be expected to result in the waiver of any Privilege. In addition, in the event that Remainco determines that the provision of any information or documents to Spinco or any Spinco Affiliate could be commercially detrimental, violate any Law or agreement or waive any Privilege, the Parties shall use reasonable best efforts to permit compliance with this Section 8 in a manner that avoids any such harm or consequence.

Section 8.02 Income Tax Return Information. Spinco and Remainco acknowledge that time is of the essence in relation to any request for information, assistance or cooperation made by Remainco or Spinco pursuant to Section 8.01 or this Section 8.02. Each Company shall provide to the other Company information and documents relating to its Group required by the other Company to prepare Tax Returns. Any information or documents the Responsible Company requires to prepare such Tax Returns shall be provided in such form as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns on a timely basis.

Section 8.03 Non-Performance. If a Company (or any of its Affiliates) fails to comply with any of its obligations set forth in this Section 8 upon reasonable request and notice by the other Company (or any of its Affiliates) and such failure results in the imposition of additional Taxes, the non-performing Company shall be liable in full for such additional Taxes.

Section 8.04 Costs. Each Company shall devote the personnel and resources necessary in order to carry out this Section 8 and shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each Company shall carry out its responsibilities under this Section 8 at its own cost and expense.

Section 9. Tax Records.

Section 9.01 Retention of Tax Records. Each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of its Group for Pre-Distribution Periods, and Remainco shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of (i) the expiration of any applicable statutes of limitations, or (ii) seven (7) years after the Spinco Distribution Date (such later date, the “Retention Date”). After the Retention Date, each Company may dispose of such Tax Records upon ninety (90) Business Days’ prior written notice to the other Company. If, prior to the Retention Date, (a) a Company reasonably determines that any Tax Records which it would otherwise be required to preserve and keep under this Section 9 are no longer material in the administration of any matter under the Code or other applicable Tax Law and the other Company agrees, then such first Company may dispose of such Tax Records upon ninety (90) Business Days’ prior notice to the other Company. Any notice of an intent to dispose given pursuant to this Section 9.01 shall include a list of the Tax Records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such ninety (90)-day period, all or any part of such Tax Records. If, at any time prior to the Retention Date, a Company determines to decommission or otherwise discontinue any computer program or information technology system used to access or store any Tax Records, then such Company may decommission or discontinue such program or system upon ninety (90) Business Days’ prior notice to the other Company and the other Company shall have the opportunity, at its cost and expense, to copy, within such ninety (90)- day period, all or any part of the underlying data relating to the Tax Records accessed by or stored on such program or system.

Section 9.02 Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records (and, for the avoidance of doubt, any pertinent underlying data accessed or stored on any computer program or information technology system) in their possession and shall permit the other Company and its Affiliates, authorized agents and representatives and any representative of a Tax Authority or other Tax auditor direct access during normal business hours upon reasonable notice to any computer program or information technology system used to access or store any Tax Records, in each case to the extent reasonably required by the other Company in connection with the preparation of Tax Returns or financial accounting statements, audits, litigation, or the resolution of items under this Agreement. To the extent any Tax Records are required to be or are otherwise transferred by the Companies or their respective Affiliates to any person other than an Affiliate, the Company or its respective Affiliate shall transfer such records to the other Company at such time.

Section 10. Tax Contests.

Section 10.01 Notice. Each of the Companies shall provide prompt notice to the other Company of any written communication from a Tax Authority regarding any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for which it is indemnified by the other Company hereunder or for which it may be required to indemnify the other Company hereunder. Such notice shall attach copies of the pertinent portion of any written communication from a Tax Authority and contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters.

Section 10.02 Control of Tax Contests.

(a) Controlling Company. In the case of any Tax Contest with respect to any Tax Return, the Company that would be primarily liable under this Agreement to pay the applicable Tax Authority the Taxes resulting from such Tax Contest shall administer and control such Tax Contest (the “Controlling Company”). Notwithstanding the previous sentence:

(i) In the case of any Tax Contest with respect to the Intended Tax Treatment or the tax treatment of any Separation Transaction, Remainco shall be the Controlling Company; provided, however, that if Spinco may reasonably be expected to become liable to make any indemnification payment under this Agreement in connection with the resolution of such Tax Contest, Spinco shall have the right to jointly control the Tax Contest to the extent relating to Taxes for which Spinco may reasonably be expected to indemnify under this Agreement, and Remainco shall not settle any such Tax Contest without the prior written consent of Spinco (not to be unreasonably withheld, conditioned or delayed) to the extent such settlement relates to Taxes for which Spinco may reasonably be expected to indemnify under this Agreement; and

(ii) In the case of any Tax Contest related in whole or in part to a matter set forth on Exhibit E, Remainco shall be the Controlling Company for all purposes of this Agreement.

(b) Information Rights. Unless waived by the Companies in writing, in connection with any potential adjustment in a Tax Contest as a result of which adjustment the other non-controlling Company (the “Non-Controlling Company”) may reasonably be expected to become liable to make any indemnification payment (or any payment under Section 5) to the Controlling Company under this Agreement: (i) the Controlling Company shall keep the Non-Controlling Company informed in a timely manner of all actions taken or proposed to be taken by the Controlling Company with respect to such potential adjustment in such Tax Contest; (ii) the Controlling Company shall provide the Non-Controlling Company copies of any written materials relating to such potential adjustment in such Tax Contest received from any Tax Authority; (iii) the Controlling Company shall timely provide the Non-Controlling Company with copies of any correspondence or filings submitted to any Tax Authority or judicial authority in connection with such potential adjustment in such Tax Contest; (iv) the Controlling Company shall consult with the Non-Controlling Company (including, without limitation, regarding the use of outside advisors to assist with the Tax Contest) and offer the Non-Controlling Company a reasonable opportunity to comment before submitting any written materials prepared or furnished in connection with such potential adjustment in such Tax Contest; and (v) the Controlling Company shall defend such Tax Contest diligently and in good faith. The failure of the Controlling Company to take any action specified in the preceding sentences with respect to the Non-Controlling Company shall not relieve the Non-Controlling Company of any liability and/or obligation which it may have to the Controlling Company under this Agreement except to the extent that the Non-Controlling Company was actually harmed by such failure, and in no event shall such failure relieve the Non-Controlling Company from any other liability or obligation which it may have to the Controlling Company.

(c) Tax Contest Participation. Unless waived by the Companies in writing, the Controlling Company shall provide the Non-Controlling Company with written notice reasonably in advance of, and the Non-Controlling Company shall have the right to attend, any formally scheduled meetings with Tax Authorities or hearings or proceedings before any judicial authorities in connection with any potential adjustment in a Tax Contest pursuant to which the Non-Controlling Company may reasonably be expected to become liable to make any indemnification payment (or any payment under Section 5) to the Controlling Company under this Agreement. The failure of the Controlling Company to provide any notice specified in this Section 10.02(c) to the Non-Controlling Company shall not relieve the Non-Controlling Company of any liability and/or obligation which it may have to the Controlling Company under this Agreement except to the extent that the Non-Controlling Company was actually harmed by such failure, and in no event shall such failure relieve the Non-Controlling Company from any other liability or obligation which it may have to the Controlling Company.

(d) Power of Attorney. Each member of the Spinco Group shall execute and deliver to Remainco (or such member of the Remainco Group as Remainco shall designate) any power of attorney or other similar document reasonably requested by Remainco (or such designee) in connection with any Tax Contest (as to which Remainco is the Controlling Company) described in this Section 10. Each member of the Remainco Group shall execute and deliver to Spinco (or such member of the Spinco Group as Spinco shall designate) any power of attorney or other similar document requested by Spinco (or such designee) in connection with any Tax Contest (as to which Spinco is the Controlling Company) described in this Section 10.

(e) Costs. All external out-of-pocket costs and expenses that are incurred by the Controlling Company with respect to a Tax Contest related to an adjustment which the Non-Controlling Company may reasonably be expected to become liable to make any indemnification payment under this Agreement shall be shared by the Companies according to each Company’s relative share of the potential Tax liability with respect to the Tax Contest as determined under this Agreement; provided, however, that a Non-Controlling Company shall not be liable for fees payable to outside advisors to the extent that the Controlling Company failed to consult with the Non-Controlling Company pursuant to Section 10.02(a)(i). If the Controlling Company incurs out-of-pocket costs and expenses to be shared under this Section 10.02(e) during a fiscal quarter, such Controlling Company shall provide notice to the Non-Controlling Company within thirty (30) days after the end of such fiscal quarter for the amount due from such Non-Controlling Company pursuant to this Section 10.02(e), describing in reasonable detail the particulars relating thereto. Such Non-Controlling Company shall have a period of thirty (30) days after the receipt of notice to respond thereto. Unless the Non-Controlling Company disputes the amount it is liable for under this Section 10.02(e), the Non-Controlling Company shall reimburse the Controlling Company within forty-five (45) Business Days of delivery by the Controlling Company of the notice described above. To the extent the Non-Controlling Company does not agree with the amount the Controlling Company claims the Non-Controlling Company is liable for under this Section 10.02(e), the dispute shall be resolved in accordance with Section 15. During the first month of each fiscal quarter in which it expects to incur costs for which reimbursement may be sought under this Section 10.02(e), the Controlling Company will provide the Non-Controlling Company with a good faith estimate of such costs.

(f) Coordination with DWDP TMA. Notwithstanding anything to the contrary herein, the Parties shall take all reasonable actions and otherwise cooperate in good faith to ensure that MatCo and AgCo are each able to exercise Remainco‘s rights under this Agreement to participate in any Tax Contest to the extent such participation by MatCo and/or AgCo is required to comply with Section 6.2 of the DWDP TMA. To the extent of such participation by MatCo and/or AgCo in a Tax Contest, the Parties shall take all reasonable actions and otherwise cooperate in good faith to ensure that Spinco is able to exercise Remainco’s rights under the DWDP TMA with respect to such Tax Contest.

Section 11. [Reserved]

Section 12. Effective Date; Termination of Prior Intercompany Tax Allocation Agreements. This Agreement shall be effective as of the date hereof. As of the date hereof, (a) all prior intercompany Tax allocation agreements or arrangements between one or more members of the Remainco Group, on the one hand, and one or more members of the Spinco Group, on the other hand, shall be terminated; and (b) amounts due under such agreements as of the date hereof shall be settled as of the date hereof (provided, for the avoidance of doubt, that this Section 12 shall not apply in any way to the DWDP TMA). Upon such termination and settlement, no further payments by or to Remainco or by or to Spinco with respect to such agreements shall be made, and all other rights and obligations resulting from such agreements between the Companies and their Affiliates shall cease at such time.

Section 13. Survival of Obligations. The covenants and agreements set forth in this Agreement shall be unconditional and absolute and shall remain in effect without limitation as to time.

Section 14. Treatment of Payments; Tax Gross Up.

Section 14.01 Treatment of Tax Indemnity and Tax Benefit Payments. In the absence of any change in Tax treatment under the Code or other applicable Tax Law,

(a) any Tax indemnity payments made by a Company under this Agreement shall be treated for Tax purposes by the Payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the Spinco Distribution (but only to the extent the payment does not relate to a Tax allocated to the Payor in accordance with Section 1552 of the Code or the Treasury Regulations thereunder or Treasury Regulations Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws)) or as payments of an assumed or retained liability, and

(b) any Tax Benefit payments made by a Company under Section 5, shall be treated for Tax purposes by the Payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the Spinco Distribution (but only to the extent the payment does not relate to a Tax allocated to the Payor in accordance with Section 1552 of the Code or the Treasury Regulations thereunder or Treasury Regulations Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws)) or as payments of an assumed or retained liability.

Section 14.02 Tax Gross Up. If notwithstanding the manner in which Tax indemnity payments and Tax Benefit payments were reported, there is an adjustment to the Tax liability of a Company as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax Benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment which the Company receiving such payment would otherwise be entitled to receive pursuant to this Agreement. The Party receiving a Tax indemnity payment shall take reasonable efforts to avoid or reduce any such Income Taxes on such receipt.

Section 15. Disagreements.

Section 15.01 Discussion. The Parties mutually desire that friendly collaboration will continue between them. Accordingly, they will try, and they will cause their respective Group members to try, to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between any member of the Remainco Group and any member of the Spinco Group or RMT Partner as to the interpretation of any provision of this Agreement or the performance of obligations hereunder, the Tax departments of the Parties shall negotiate in good faith to resolve the Dispute.

Section 15.02 Escalation. If such good faith negotiations do not resolve the Dispute, then the matter, upon written request of either Party, will be referred for resolution pursuant to the procedures set forth in Article IX of the Separation and Distribution Agreement.

Section 15.03 Referral to Tax Advisor for Computational Disputes. Notwithstanding anything to the contrary in Section 15, with respect to any Dispute under this Agreement involving computational matters, if the Parties are not able to resolve the Dispute through the discussion process set forth in Section 15.01, then the Parties shall not refer the dispute to the escalation process set forth in Section 15.02, but rather the Dispute will be referred to a Tax Advisor acceptable to each of the Parties to act as an arbitrator in order to resolve the Dispute. In the event that the Companies are unable to agree upon a Tax Advisor within fifteen (15) Business Days following the completion of the discussion process, the Parties shall each separately retain an independent, nationally recognized law or accounting firm (each, a “Preliminary Tax Advisor”), which Preliminary Tax Advisors shall jointly select a Tax Advisor on behalf of the Parties to act as an arbitrator in order to resolve the Dispute. The Tax Advisor may, in its discretion, obtain the services of any third-party appraiser, accounting firm or consultant that the Tax Advisor deems necessary to assist it in resolving such disagreement. The Tax Advisor shall furnish written notice to the Parties of its resolution of any such Dispute as soon as practical, but in any event no later than thirty (30) Business Days after its acceptance of the matter for resolution. Any such resolution by the Tax Advisor will be conclusive and binding on the Parties. Following receipt of the Tax Advisor’s written notice to the Parties of its resolution of the Dispute, the Parties shall each take or cause to be taken any action necessary to implement such resolution of the Tax Advisor. Each Party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Tax Advisor (and the Preliminary Tax Advisors, if any). All fees and expenses of the Tax Advisor (and the Preliminary Tax Advisors, if any) in connection with such referral shall be shared equally by the Parties.

Section 15.04 Injunctive Relief. Nothing in this Section 15 will prevent the Parties from seeking injunctive relief if any delay resulting from the efforts to resolve the Dispute through the process set forth above could result in serious and irreparable injury to the other Parties. Notwithstanding anything to the contrary in this Agreement, Remainco, Spinco and RMT Partner (and their respective successors and permitted transferees and assigns) are the only entities entitled to commence a dispute resolution procedure under this Agreement, and Remainco, on the one hand, and Spinco or RMT Partner, on the other hand, will cause members of the Remainco Group, and the Spinco Group, respectively, not to commence any dispute resolution procedure other than as provided in this Section 15.

Section 16. Expenses. Except as otherwise provided in this Agreement, each Company and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests, and other matters related to Taxes under the provisions of this Agreement.

Section 17. General Provisions.

Section 17.01 Complete Agreement; Construction. Except as otherwise expressly noted herein with respect to the Employee Matters Agreement, this Agreement, including the exhibits, shall constitute the entire agreement among the Parties with respect to Taxes and Tax Returns of the Parties and their respective Subsidiaries and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any exhibit hereto, the exhibit shall prevail. In the event and to the extent of any conflict between this Agreement, on the one hand, and the Separation and Distribution Agreement or any other agreements relating to the transactions contemplated by the Separation and Distribution Agreement, on the other hand, with respect to Taxes (including, for the avoidance of doubt, VAT) and Tax Returns of the Parties and their respective Subsidiaries, the terms and conditions of this Agreement shall govern.

Section 17.02 Other Agreements. Except as expressly set forth herein (including, for the avoidance of doubt, as provided in Section 17.01 of this Agreement), this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Separation and Distribution Agreement or any other agreements relating to the transactions contemplated by the Separation and Distribution Agreement.

Section 17.03 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 17.04 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Spinco Distribution and remain in full force and effect in accordance with their applicable terms.

Section 17.05 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 17.05 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 17.05 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 17.05):

If to Remainco:

DuPont de Nemours, Inc.

974 Centre Road, Building 730

Wilmington, DE 19805

Attn: Erik Hoover, General Counsel

Email: Erik.T.Hoover@dupont.com

with a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn: Brandon Van Dyke, Esq.

Email: Brandon.VanDyke@skadden.com

Facsimile: (917) 777-3743

If to the RMT Partner:

International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attn:   Jennifer Johnson, General Counsel

            Nanci Prado, Deputy General Counsel

Email: jennifer.johnson@iff.com

            nanci.prado@iff.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn:  Benet J. O’Reilly

          Kyle A. Harris

Email: boreilly@cgsh.com

           kaharris@cgsh.com

If to Spinco on or after the Spinco Distribution Date:

Nutrition & Biosciences, Inc.

c/o International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attn: Jennifer Johnson, General Counsel

            Nanci Prado, Deputy General Counsel

Email: jennifer.johnson@iff.com

            nanci.prado@iff.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Benet J. O’Reilly

            Kyle A. Harris

Email: boreilly@cgsh.com

            kaharris@cgsh.com

Section 17.06 Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to any other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).

Section 17.07 Amendments. This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties.

Section 17.08 Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any right, interest or obligation shall be assignable, in whole or in part, directly or indirectly, by any Party without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), and any attempt to assign any rights, interests or obligations arising under this Agreement without such consent shall be void; except, that a Party may assign this Agreement or any or all of the rights, interests and obligations hereunder in connection with a merger, reorganization or consolidation transaction in which such Party is a constituent party but not the surviving entity or the sale by such Party of all or substantially all of its assets; provided that the surviving entity of such merger, reorganization or consolidation transaction or the transferee of such assets shall assume all the obligations of the relevant Party by operation of law or pursuant to an agreement in writing, reasonably satisfactory to the other Party, to be bound by the terms of this Agreement as if named as a “Party” hereto; provided, however, that in the case of each of the preceding clauses, no assignment permitted by this Section 17.08 shall release the assigning Party from liability for the full performance of its obligations under this Agreement, unless agreed to in writing by the non-assigning Party.”

Section 17.09 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

As of the Effective Time, this Agreement shall be binding on RMT Partner and RMT Partner shall be subject to the obligations and restrictions imposed on Spinco hereunder and, for the avoidance of doubt, any restrictions applicable to Spinco shall apply to RMT Partner mutatis mutandis.

Section 17.10 Termination. This Agreement shall terminate immediately upon termination of the Merger Agreement, if the Merger Agreement is terminated in accordance with its terms prior to the Spinco Distribution. Except for a termination described in the immediately preceding sentence, this Agreement may not be terminated except as set forth in the Merger Agreement. After the Spinco Distribution, this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of Remainco and Spinco. In the event of any termination of this Agreement, no Party (or any of its directors, officers, members or managers) shall have any liability or further obligation to any other Party by reason of this Agreement.

Section 17.11 Payment Terms.

(a) Except as set forth in Section 4 or as otherwise expressly provided to the contrary in this Agreement, any amount to be paid or reimbursed by a Party (and/or a member of such Party’s Group), on the one hand, to another Party (and/or a member of such Party’s respective Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within forty-five (45) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b) Except as set forth in Section 4 or as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to LIBOR (in effect on the date on which such payment was due) plus 3% calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment; provided, however, in the event that LIBOR is no longer commonly accepted by market participants, then an alternative floating rate index selected by Remainco that is commonly accepted by market participants.

(c) Without the consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by Remainco or Spinco under this Agreement shall be made in U.S. dollars. Except as expressly provided herein, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the Bloomberg fixing rate at 5:00 pm New York City Time on the day before the date the payment is required to be made or, as applicable, on which an invoice is submitted (provided, however, that with regard to any payments hereunder made for payments made to third parties, the date shall be the date before the relevant payment was made to the third party) or in the Wall Street Journal on such date if not so published on Bloomberg. Except as expressly provided herein, in the event that any indemnification payment required to be made hereunder may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. dollars on the date in which notice of the claim is given to the Required Company.

Section 17.12 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification or payment pursuant to Section 4).

Section 17.13 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party on and after the Spinco Distribution Date.

Section 17.14 Third Party Beneficiaries. This Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

Section 17.15 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 17.16 Exhibits . The exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the exhibits constitutes an admission of any liability or obligation of any member of the Remainco Group or the Spinco Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the Remainco Group or the Spinco Group or any of their respective Affiliates. The inclusion of any item or liability or category of item or liability on any exhibit is made solely for purposes of allocating potential liabilities among the Parties and shall not be deemed as or construed to be an admission that any such liability exists.

Section 17.17 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 17.18 Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any indemnifiable loss. Accordingly, from and after the Spinco Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is thereby aggrieved shall, subject and pursuant to the terms of this Section 17 (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 17.19 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall negotiate in good-faith to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 17.20 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances (including with respect to the rights, entitlements, obligations and recoveries that may arise out of Section 4).

Section 17.21 Further Action. The Parties shall execute and deliver all documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including the execution and delivery to the other Parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other Parties in accordance with Section 10.

[Signature page follows.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by a duly authorized officer on the date first set forth above.

DuPont de Nemours, Inc., a Delaware corporation

By:	/s/ Lori D. Koch
Name: Lori D. Koch
Title: Executive Vice President & Chief Financial Officer

Nutrition & Biosciences, lnc., a Delaware corporation

By:	/s/ Lori D. Koch
Name: Lori D. Koch
Title: Executive Vice President & Chief Financial Officer

International Flavors & Fragrances Inc., a New York corporation

By:	/s/ Rustom Jilla
Name: Rustom Jilla
Title: Chief Financial Officer

[Signature Page to Tax Matters Agreement]

Exhibit 10.2

Execution Copy

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT

This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of February 1, 2021 (the “Effective Date”), is entered into by and between Nutrition & Biosciences, Inc., a Delaware corporation (“Spinco”), the Spinco Licensors and the Spinco Licensees, on the one hand, and DuPont de Nemours, Inc., a Delaware corporation (“Remainco”) the Remainco Licensors and the Remainco Licensees, on the other hand (each of Spinco and Remainco, a “Party” and together, the “Parties”).

WHEREAS, Spinco and Remainco are parties to that certain Separation and Distribution Agreement, dated December 15, 2019 (the “Separation Agreement”);

WHEREAS, as of and following the Spinco Distribution (as defined in the Separation Agreement), each Party and its Affiliates will have rights to certain Intellectual Property and Business Software and, with respect to Remainco, the Remainco Licensed Standards, in each case related to the other Party’s Business; and

WHEREAS, in connection with the Separation Agreement, the Remainco Licensors wish to grant to the Spinco Licensees, and the Spinco Licensors wishes to grant to the Remainco Licensees, a license and other rights to certain of such Intellectual Property and Business Software and, with respect to the Remainco Licensors’ grant, the Remainco Licensed Standards, in each case, as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(1) “Business Software” means with respect to a Licensor, all Software (to the extent Controlled by such Licensor or any member of its Group as of the Effective Date), including all Know-How and Copyrights therein (but not in respect of any data included in any databases), that is used or held for use in, as of the Effective Date, the conduct of (i) the Spinco Business if the Licensee is Spinco, or (ii) the Remainco Business if the Licensee is Remainco, in each case (in respect of the foregoing (i) and (ii)), only if and to the extent such Licensee or any member of its Group have not been granted a license or other rights to use such Software under the Separation Agreement or any other Ancillary Agreement. Notwithstanding the foregoing, Business Software expressly excludes any and all Excluded IP.

(2) “Confidential Information” shall have the meaning provided to it in the Umbrella Secrecy Agreement.

(3) “Cover” means, (a) with respect to any issued Patent, in the absence of a license granted under a claim of such issued Patent, the practice of the applicable invention or technology would infringe such claim, or (b) with respect to any Patent application, in the absence of a license granted under a claim of such Patent application, the practice of the applicable invention or technology would infringe such claim in such Patent application if such application were to issue with such claim.

(4) “Control” means, with respect to any Intellectual Property or Software, (a) such Intellectual Property or Software is owned by the applicable Person and (b) such Person has the ability to grant a license in, to or under such Intellectual Property or Software (respectively) on the terms and conditions set forth herein without violating any Contract entered into as of or prior to the Effective Date between such Person, on the one hand, and any Third Party, on the other hand; provided, that, in the event that neither Licensor nor any member of it Group has the right to grant a license of the same scope set forth in Section 2.1 or Section 2.2, as applicable, then the term “Control” shall mean the ability of such Licensor or any member of its Group to grant such a license or such other rights of the broadest scope which such Licensor or any member of its Group can grant within the scope set forth in Section 2.1 or Section 2.2, as applicable, without violating any Contract entered into as of or prior to the Effective Date between such Licensor or any member of its Group, on the one hand, and any Third Party, on the other hand.

(5) “Design Rights” means intellectual property rights in proprietary designs (whether registered or unregistered) arising anywhere in the world, other than (a) Patents (including design Patents), (b) Copyrights, (c) Know-How and (d) Software.

(6) “DuPont Environmental, Health and Safety Standards” means standards, protocols, processes, and policies, including documents, databases (together with the data contained therein), training materials and other supporting tools, in the following Remainco corporate EHS competency areas: EHS Systems and Risk Management, Environmental, Workplace Safety, Contractor Safety, Occupational Health, Distribution Safety, Electrical Safety, Fire Safety, Emergency Response, and Process Safety, in each case including all Copyrights therein and all Know-How to the extent set forth therein.

(7) “Engineering Standards” means standards, protocols, processes, and policies, including the engineering guidelines, for designing, constructing, maintaining, and operating facilities, in each case including all Copyrights therein and all Know-How to the extent set forth therein.

(8) “Excluded IP” means (i) Regulatory Data and Governmental Approvals, (ii) the TMODS Systems (as that term is defined in the TMODS License Agreement) (including, for clarity, the object code and source code thereof), together with all process operator training simulator data files which contain process and control information for simulating the operation of plants, and all documentation therefor, (iii) Trademarks, (iv) IT Assets (other than Software) and (v) the Intellectual Property set forth on Schedule A.

(9) “Governmental Approvals” has the meaning set forth in the Regulatory Cross-License Agreement.

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(10) “Intellectual Property” has the meaning set forth in the Separation Agreement.

(11) “Know-How” has the meaning set forth in the Separation Agreement. For the avoidance of doubt, “Know-How” includes notices of invention and invention disclosures for which a Patent has not been filed as of the Effective Date (e.g., IDNs, MOIs, NOIs and ICDs).

(12) “Knowledge” means (a) with respect to Remainco or Spinco, the actual knowledge of persons set forth in Section 1.1(a) of the Spinco Disclosure Schedule to the Merger Agreement, (b) with respect to Spinco, the actual knowledge of such additional persons set forth on Schedule B(i) hereto, and (c) with respect to Remainco, the actual knowledge of such additional persons set forth on Schedule B(ii) hereto.

(13) “Licensed IP” means (i) with respect to the licenses granted to the Remainco Licensees hereunder, the Spinco Licensed IP and the Business Software Controlled by the Spinco Group and (ii) with respect to the licenses granted to the Spinco Licensees hereunder, the Remainco Licensed IP , the Remainco Licensed Standards and the Business Software Controlled by the Remainco Group.

(14) “Licensee” means (i) the Spinco Licensees with respect to the Remainco Licensed IP, Remainco Licensed Standards and Business Software Controlled by the Remainco Group and (ii) the Remainco Licensees with respect to the Spinco Licensed IP and Business Software Controlled by the Spinco Group.

(15) “Licensor” means (i) the Spinco Licensors with respect to the Spinco Licensed IP and Business Software Controlled by the Spinco Group, and (ii) the Remainco Licensors with respect to the Remainco Licensed IP, Remainco Licensed Standards and Business Software Controlled by the Remainco Group.

(16) “MatCo/SpecCo IP Cross License” means that certain MatCo/SpecCo Intellectual Property Cross License, dated as of April 1, 2019, by and among DowDuPont Inc. and the SpecCo Licensors and SpecCo Licensees (as defined therein), on the one hand, and Dow Inc. and the MatCo Licensors and MatCo Licensees (as defined therein), on the other hand.

(17) “Materials” means those written, electronic, computerized, digital or other similar tangible or intangible media to the extent comprising, embodying or containing any Spinco Licensed Know-How, Spinco Licensed Copyrights, Remainco Licensed Know-How, Remainco Licensed Copyrights, Remainco Licensed Standards, or any Business Software.

(18) “Patents” has the meaning set forth in the Separation Agreement.

(19) “Regulatory Cross-License Agreement” means that certain Remainco/Spinco Regulatory Cross-License Agreement by and between the Parties and dated as of even date herewith.

(20) “Regulatory Data” has the meaning set forth in the Regulatory Cross-License Agreement.

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(21) “Remainco Field” means the field of the Remainco Business as conducted as of the Spinco Distribution Date and natural evolutions thereof.

(22) “Remainco Licensed Copyrights” means any and all Copyrights (to the extent Controlled by any member of the Remainco Group as of the Effective Date) used or held for use in the Spinco Business as of the Effective Date, including the Copyrights set forth on Schedule C. Notwithstanding the foregoing, Remainco Licensed Copyrights expressly exclude any and all (i) Know-How, (ii) Design Rights, (iii) Engineering Standards, (iv) DuPont Environmental, Health and Safety Standards, (v) Software and (vi) Excluded IP.

(23) “Remainco Licensed Design Rights” means any and all Design Rights (to the extent Controlled by any member of the Remainco Group as of the Effective Date) used or held for use in the Spinco Business as of the Effective Date. Notwithstanding the foregoing, Remainco Licensed Design Rights expressly exclude any and all (i) Engineering Standards, (ii) DuPont Environmental, Health and Safety Standards, and (iii) Excluded IP.

(24) “Remainco Licensed IP” means the Remainco Licensed Patents, Remainco Licensed Know-How, Remainco Licensed Copyrights and Remainco Licensed Design Rights.

(25) “Remainco Licensed Know-How” means any and all Know-How (to the extent Controlled by any member of the Remainco Group as of the Effective Date) used or held for use in the Spinco Business as of the Effective Date, including the Know-How set forth on Schedule D. Notwithstanding the foregoing, Remainco Licensed Know-How expressly excludes any and all (i) Copyrights, (ii) Design Rights, (iii) Know-How to the extent set forth in the Engineering Standards, (iv) Know-How to the extent set forth in the DuPont Environmental, Health and Safety Standards, (v) Software and (vi) Excluded IP.

(26) “Remainco Licensed Patents” means any and all: (i) Patents actually used in the Spinco Business as of the Effective Date, including the Patents set forth on Schedule E (in each case, to the extent Controlled by any member of the Remainco Group as of the Effective Date), (ii) Patents to the extent such Patents Cover any Remainco Licensed Know-How and are Controlled by Remainco or any of its Affiliates following the Effective Date and (iii) to the extent Controlled by Remainco or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, from or form the basis for priority with, any Patents described in the foregoing clauses (i), (ii) or (iii), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (iii) are supported by any Patents described in either of the foregoing clauses (i) or (ii). Notwithstanding the foregoing, Remainco Licensed Patents expressly exclude any and all Excluded IP.

(27) “Remainco Licensed Standards” means those DuPont Environmental, Health and Safety Standards, and Engineering Standards, each, to the extent (i) the Intellectual Property therein is Controlled by Remainco or any member of the Remainco Group as of the Effective Date and (ii) actually used in the Spinco Business as of the Effective Date. Notwithstanding the foregoing, Remainco Licensed Standards expressly exclude (i) Know-How to the extent expressly referenced but not specifically set forth therein and not in DuPont Environmental, Health and Safety Standards, and Engineering Standards necessary in order to implement or otherwise utilize such DuPont Environmental, Health and Safety Standards or Engineering Standards, as applicable, as permitted under Section 2.1(c), and (ii) any and all Excluded IP.

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(28) “Remainco Licensees” means, with respect to the corresponding Spinco Licensor, those entities set forth on Schedule I as Remainco Licensees.

(29) “Remainco Licensors” means those entities set forth on Schedule I as Remainco Licensors.

(30) “Spinco Field” means the field of the Spinco Business as conducted as of the Spinco Distribution Date and natural evolutions thereof.

(31) “Spinco Licensed Copyrights” means any and all Copyrights (to the extent Controlled by any member of the Spinco Group as of the Effective Date) used or held for use in the Remainco Business as of the Effective Date, including the Copyrights set forth on Schedule F. Notwithstanding the foregoing, Spinco Licensed Copyrights expressly exclude any and all (i) Know-How, (ii) Design Rights, (iii) Software and (iv) Excluded IP.

(32) “Spinco Licensed Design Rights” means any and all Design Rights (to the extent Controlled by any member of the Spinco Group as of the Effective Date) used or held for use in the Remainco Business as of the Effective Date. Notwithstanding the foregoing, Spinco Licensed Design Rights expressly exclude any and all Excluded IP.

(33) “Spinco Licensed IP” means the Spinco Licensed Patents, Spinco Licensed Know-How, Spinco Licensed Copyrights and Spinco Licensed Design Rights.

(34) “Spinco Licensed Know-How” means any and all Know-How (to the extent Controlled by any member of the Spinco Group as of the Effective Date) used or held for use in the Remainco Business as of the Effective Date, including the Know-How set forth on Schedule G. Notwithstanding the foregoing, the Spinco Licensed Know-How expressly excludes any and all (i) Copyrights, (ii) Design Rights, (iii) Software and (iv) Excluded IP.

(35) “Spinco Licensed Patents” means any and all: (i) Patents actually used in the Remainco Business as of the Effective Date, including the Patents set forth on Schedule H (in each case, to the extent Controlled by any member of the Spinco Group as of the Effective Date), (ii) Patents to the extent such Patents Cover any Spinco Licensed Know-How and are Controlled by Spinco or any of its Affiliates following the Effective Date and (iii) to the extent Controlled by Spinco or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, from or form the basis for priority with, any Patents described in the foregoing clauses (i) or (ii), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (iii) are supported by any Patents described in either of the foregoing clauses (i) or (ii). Notwithstanding the foregoing, Spinco Licensed Patents expressly exclude any and all Excluded IP.

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(36) “Spinco Licensees” means, with respect to the corresponding Remainco Licensor, those entities set forth on Schedule I as Spinco Licensees.

(37) “Spinco Licensors” means those entities set forth on Schedule I as Spinco Licensors.

(38) “Third Party” means any Person other than Spinco, Remainco, and their respective Affiliates.

(39) “Third Party Infringement” means (a) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation of any Licensed IP or (b) any Third Party allegations of invalidity or unenforceability of any Licensed IP.

(40) “Third Party Payments” means any and all obligations on the part of Licensor or any of its Affiliates to pay royalties, sublicense fees, milestones or other amounts to Third Parties pursuant to Contracts existing as of the Effective Date to which Licensor or any member of its Group is a party or is otherwise bound, in each case to the extent that such obligation to pay arises from, or is a result of the grant to or exercise by Licensee or any Sublicensees of, any license, sublicense or other right granted hereunder.

Section 1.2 References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the Preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) where a word or phrase is defined herein, each of its other grammatical forms shall have a

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corresponding meaning; (p) any consent given by any party hereto pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party; and (q) any reference to a “month” shall mean a calendar month. Unless the context requires otherwise, references in this Agreement to “Spinco” shall also be deemed to refer to the applicable member of the Spinco Group, references to “Remainco” shall also be deemed to refer to the applicable member of the Remainco Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Spinco or Remainco shall be deemed to require Spinco or Remainco, as the case may be, to cause the applicable members of the Spinco Group or the Remainco Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II

GRANTS OF RIGHTS

Section 2.1 Licenses to Spinco.

(a) Nonexclusive License to Remainco Licensed IP. Subject to the terms and conditions of this Agreement, the Remainco Licensors hereby grant, and Remainco shall cause its Affiliates to grant, to the relevant Spinco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicenseable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license in, to and under the Remainco Licensed IP for any and all uses solely in the Spinco Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.1(a) shall include the right (i) to practice the Remainco Licensed IP to make (including have made), use, sell, offer for sale, import, and export any and all products, in each case within the Spinco Field, and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, modify, and make derivative works of the Remainco Licensed IP and any tangible embodiments thereof, in each case within the Spinco Field.

(b) License to Business Software. Subject to the terms and conditions of this Agreement, the Remainco Licensors hereby grant, and Remainco shall cause its Affiliates to grant, to the relevant Spinco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license to their Business Software for use solely in the Spinco Field.

(c) License to Remainco Licensed Standards.

(i) Subject to the terms and conditions of this Agreement, the Remainco Licensors hereby grant, and Remainco shall cause its Affiliates to grant, to the relevant Spinco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicenseable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license in, to and under the Remainco Licensed Standards (including, without limiting and subject to subsection (ii) hereof, rights to use, copy, and modify the same), solely for use in the Spinco Field at any facility (including if such facility is modified or expanded) where the Spinco Assets are situated as of the Spinco Distribution or any substantial replications of such facilities (but, for clarity, not at facilities acquired after the Effective Date or the facilities of any permitted Third-Party successor or assignee in accordance with Section 10.6 hereof (other than those where the Spinco Assets are situated as of the Spinco Distribution or any substantial replications of such facilities)).

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(ii) Notwithstanding anything to the contrary herein, the Remainco Licensed Standards shall (a) be implemented and used by Spinco subject to its own training with respect thereto (and Remainco shall have no obligation with respect to any such training), and (b) be destroyed by Spinco, in relevant part, upon Spinco’s good faith determination that the same has become obsolete or superseded by any other standard, protocol, policy, or process (in which event, such Remainco Licensed Standards to such extent shall no longer be licensed to Spinco hereunder). Spinco shall not remove any proprietary markings, confidentiality notices, or similar labels on the Remainco Licensed Standards or the documentation embodying such Remainco Licensed Standards. For clarity, the Remainco Licensed Standards shall not be subject to any updates by Remainco or its Affiliates (even if Remainco or its Affiliates update same for their own use). The Parties acknowledge that, from time to time, applicable Law may conflict with and supersede aspects of Remainco Licensed Standards, and Remainco shall have no Liability to Spinco in connection therewith.

Section 2.2 Licenses to Remainco.

(a) License to Spinco Licensed IP. Subject to the terms and conditions of this Agreement, the Spinco Licensors hereby grant, and Spinco shall cause its Affiliates to grant, to the relevant Remainco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicenseable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide non-exclusive license in, to and under the Spinco Licensed IP for any and all uses solely in the Remainco Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.2(a) shall include the right (i) to practice the Spinco Licensed IP to make (including have made), use, sell, offer for sale, import, and export any and all products, in each case within the Remainco Field, and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, display, modify, and make derivative works of the Spinco Licensed IP and any tangible embodiments thereof, in each case within the Remainco Field.

(b) License to Business Software. Subject to the terms and conditions of this Agreement, the Spinco Licensors hereby grant, and Spinco shall cause its Affiliates to grant, to the relevant Remainco Licensees as set forth on Schedule I, an irrevocable, perpetual, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 10.6), worldwide, non-exclusive license to their Business Software for use solely in the Remainco Field.

Section 2.3 Sublicenses. Licensee may sublicense the license and rights granted to Licensee under Sections 2.1 and 2.2 (as applicable) to (a) its Affiliates (through multiple tiers) and (b) Third Parties in the ordinary course of business to the extent necessary for such Third Parties to perform services for or on behalf of Licensee or its Affiliates (but not, in the case of sublicenses to Third Parties under this subsection (b), through multiple tiers) (each such Affiliate

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or Third Party, a “Sublicensee”). Each sublicense granted under the Licensed IP shall be granted pursuant to an agreement which does not conflict with the terms and conditions of this Agreement. For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.

Section 2.4 Third Party Rights.

(a) For clarity, and notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Sections 2.1 and 2.2) shall be subject to the terms of any Contracts relating to the Spinco Licensed IP, Remainco Licensed IP, Remainco Licensed Standards or Business Software, as applicable, existing as of the Effective Date to which the Licensor or any of its Affiliates is a party or otherwise bound. To the extent that, as a result of any rights of or obligations owed to a Third Party under such Contracts, any license or other rights granted hereunder: (i) may not be granted without the consent of or payment of a fee or other consideration to such Third Party or any other Third Party under such Contracts; or (ii) will cause Licensor or any of its Affiliates to be in breach of any of its or their obligations to any Third Party, the applicable licenses and other rights granted hereunder shall only be granted to the extent such consent has been obtained or such fee or other consideration has been paid (it being understood that Licensor shall have no obligation to agree to or make any payments or other concessions, except to the extent expressly required under the Separation Agreement or any other Ancillary Agreements). Notwithstanding anything to the contrary in this Section 2.4, Licensee shall be deemed not to be in breach of this Agreement (including the terms of the licenses granted in Sections 2.1 or 2.2, as applicable) if, and for such time that, Licensee is not notified by Licensor or otherwise does not have Knowledge of such rights of or obligations owed to such Third Party.

(b) Third Party Payments, if any, with respect to the Licensed IP shall be Licensee’s sole responsibility. Licensee shall pay the Third Party Payments directly to the applicable Third Party; provided that if such Third Party does not permit Licensee to pay such Third Party Payments to such Third Party directly (whether pursuant to the applicable Contract or otherwise), the Parties shall cooperate in good faith to ensure that such Third Party Payments are paid by Licensee to Licensor in a manner that ensures Licensor’s payment thereof in compliance with the obligations to the applicable Third Party. If either Party becomes aware of any Third Party Payments, it shall reasonably promptly notify the other Party in writing, and notwithstanding anything to the contrary in this Section 2.4(b), Licensee shall not be in breach of this Agreement (including the terms of the licenses granted in Sections 2.1 or 2.2, as applicable) if, and for such time that, Licensee is not notified by Licensor or otherwise does not have Knowledge of the applicable Third Party Payments; provided that, upon so learning of such Third Party Payments, Licensee shall promptly pay such Third Party Payments to the applicable Third Party directly (or such other Person as reasonably directed by Licensor) to the extent such Third Party Payments are past due.

(c) Without limiting the foregoing, each of the Parties agrees not to take or omit to take, and to cause its Affiliates and Sublicensees not to take or omit to take, directly or indirectly, any actions that are, to such Parties’ knowledge, reasonably likely to adversely affect the other Party’s rights, or result in a payment obligation by the other Party, under the MatCo/SpecCo IP Cross License.

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Section 2.5 Reservation of Rights. Except as expressly provided in the Separation Agreement or any other Ancillary Agreement, each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed or otherwise granted hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s Intellectual Property (including, for clarity, any Excluded IP).

Section 2.6 Retention and Transfer of Materials.

(a) If Spinco or Remainco (the “Requesting Party”) reasonably believes that any Materials are in the possession or control of the other Party or any of its Affiliates (such Party, the “Holding Party”) and such Materials are not in the possession or control of the Requesting Party or any of its Affiliates, and the Requesting Party makes a request in writing during the two (2) year period following the Effective Date that the Holding Party deliver the Materials to the Requesting Party, the Holding Party shall review such request and, to the extent in the possession or control of the Holding Party or any of its Affiliates, deliver the Materials to the Requesting Party as promptly as reasonably practicable and in any event within thirty (30) Business Days of receiving such request from the Requesting Party; provided that, if the Holding Party reasonably believes that such request requires a longer period of review to determine if the request concerns applicable Licensed IP or to locate the applicable Materials, the Holding Party shall be provided with a reasonable amount of additional time to review and provide such Materials and shall notify the Requesting Party in writing of the expected timeframe; provided, further, the Holding Party may redact any Information with respect to which the Requesting Party does not have a license or other right under the Separation Agreement, this Agreement, or any of the other Ancillary Agreements. To the extent the request does not concern Materials, the Holding Party shall not be required to deliver such requested materials to the Requesting Party, but shall provide the Requesting Party with an explanation in reasonable detail the basis of such determination and shall make itself and its relevant Affiliates available to discuss such determination in good faith with the Requesting Party.

(b) For clarity, and notwithstanding anything to the contrary, in no event shall Licensor or its Affiliates be required to provide any written, electronic, computerized, digital or other tangible or intangible media to the extent comprising, containing or reflecting any Licensed IP that has already been provided to, or is in the possession of, Licensee or its Affiliates.

ARTICLE III

OWNERSHIP

Section 3.1 Ownership. As between the Parties and their respective Affiliates, (a) Spinco acknowledges and agrees that Remainco or any of its Affiliates own the Remainco Licensed IP, the Intellectual Property included in the Remainco Licensed Standards, and Business Software licensed to Spinco hereunder, (b) Remainco acknowledges and agrees that Spinco or any of its Affiliates own the Spinco Licensed IP and Business Software licensed to Remainco hereunder, (c) each Party acknowledges and agrees that, neither Party, nor its Affiliates or its Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party hereunder. To the extent that a Party, its Affiliates or its Sublicensees (as applicable) is assigned

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or otherwise obtains ownership of any right, title, or interest in or to any Intellectual Property in contravention of this Section 3.1, such Party hereby assigns, and shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest; provided, that, for clarity a successful claim under Section 2.8(b)(i) of the Separation Agreement shall not be deemed to be in contravention of this Section 3.1.

ARTICLE IV

PROSECUTION AND MAINTENANCE

Section 4.1 Responsibility and Cooperation.

(a) As between the Parties, Licensor shall have sole and exclusive right (but not the obligation) for filing, prosecuting, and maintaining all Patents within the Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder. Licensor shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution, and maintenance.

(b) Upon the reasonable request of the Party that has the right to control filing, prosecution or maintenance of any Licensed IP in accordance with Section 4.1(a), the other Party shall provide reasonable assistance to such Party in connection with such activities (including by providing information or taking such other actions as required by applicable Law), and such requesting Party shall reimburse such other Party’s reasonable out-of-pocket costs and expenses incurred in connection therein. For clarity, neither such other Party nor any of its Affiliates shall be required by the foregoing in this Section 4.1 to take or omit to take any action that it reasonably believes contravenes any applicable Law.

Section 4.2 No Additional Obligations. For clarity, this Agreement shall not obligate either Party to maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage any Intellectual Property, except to the extent of any cooperation or reimbursement in connection with the obligations set forth in Section 4.1(b) or Section 5.1(b).

ARTICLE V

ENFORCEMENT

Section 5.1 Defense and Enforcement.

(a) Licensor Exclusive Right. As between the Parties, Licensor shall have the sole and exclusive right, but not the obligation, at its own cost and expense, to control enforcement or defense against any Third Party Infringement of the Licensed IP that Licensor is granting a license to Licensee hereunder (including by bringing an Action or entering into settlement discussions).

(b) Cooperation. If, in connection with enforcing any Licensed IP against any Third Party Infringement, Licensor brings an Action or enters into settlement discussions with respect thereto, Licensee shall provide reasonable assistance in connection therewith at Licensor’s reasonable request, and Licensee shall be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection therewith.

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(c) Recoveries. Any and all amounts recovered by Licensor in any Action regarding a Third Party Infringement or settlement with respect thereto shall, unless otherwise agreed (including in an agreement in connection with obtaining consent to settlement), be retained by Licensor.

(d) Interferences, etc. Notwithstanding anything to the contrary in Article IV or this Article V, in the event that any Third Party allegations of invalidity or unenforceability of any Patents included in the Licensed IP licensed to Licensee hereunder arise in an opposition, interference, reissue proceeding, reexamination or other patent office proceeding, Article IV shall govern the Parties’ rights and obligations with respect thereto.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and its Affiliates and its and their directors, officers, agents, and successors (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Indemnifiable Losses incurred or suffered by any of the Indemnitees, to the extent arising out of, relating to or resulting from (a) gross negligence or willful misconduct of the Indemnifying Party, any of its Affiliates, or its or their Sublicensees, agents or subcontractors in the performance of this Agreement; (b) breach by the Indemnifying Party of this Agreement; or (c) if the Indemnifying Party is the Licensee, use of the Licensed IP hereunder by or on behalf of such Party or its Sublicensees, in each case (in respect of the foregoing subsections (a) through (c)), except (i) with respect to Spinco as Indemnifying Party, to the extent that such Indemnifiable Losses result from misappropriation of any Know-How, or infringement of any Copyrights, of a Third Party caused by the use, as permitted under this Agreement, of the Remainco Licensed IP, where such use is consistent with the use of such Know-How or use of such Copyrights (as applicable) by Remainco or its Affiliates in the Spinco Business prior to the Effective Date, and such misappropriation or infringement (as applicable) in respect of such use initially occurred prior to the Effective Date by Remainco or any of its Affiliates; or (ii) to the extent that such Indemnifiable Losses are subject to indemnification by the other Party pursuant to this Section 6.1.

Section 6.2 Indemnification Procedures. The indemnification procedures set forth in Sections 7.4 through 7.9 of the Separation Agreement shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 6.3 Disclaimer of Representations and Warranties. EACH PARTY HEREBY ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THE MERGER AGREEMENT OR IN ANY OF THE OTHER ANCILLARY AGREEMENTS, EACH OF SPINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPINCO GROUP) AND REMAINCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE REMAINCO GROUP) UNDERSTANDS AND AGREES THAT NEITHER PARTY IS REPRESENTING OR WARRANTING IN ANY WAY

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UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY, ENFORCEABILITY, OR SCOPE OF THE LICENSED IP) AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE SEPARATION AGREEMENT, THE MERGER AGREEMENT OR IN ANY OTHER ANCILLARY AGREEMENT, ALL LICENSED IP IS BEING LICENSED, AND ALL MATERIALS ARE BEING PROVIDED, ON AN “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” BASIS.

Section 6.4 Limitation on Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING THIS ARTICLE VI), EXCEPT WITH RESPECT TO BREACHES OF ARTICLE VII, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL PREVENT ANY INDEMNIFIED PARTY FROM BEING INDEMNIFIED PURSUANT TO ARTICLE VI FOR ALL COMPONENTS OF AWARDS AGAINST THEM IN ANY THIRD PARTY CLAIM.

ARTICLE VII

CONFIDENTIALITY

Section 7.1 Disclosure and Use Restrictions. The Parties acknowledge and agree that the Umbrella Secrecy Agreement is hereby incorporated into this Agreement, and shall apply to the transactions contemplated by this Agreement to the extent applicable, mutatis mutandis. For the avoidance of doubt, Licensee’s material breach of the Umbrella Secrecy Agreement with respect to Confidential Information in connection with the performance of this Agreement shall constitute a material breach of this Agreement.

ARTICLE VIII

TERM

Section 8.1 Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (a) to the extent with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent and Copyright-by-Copyright basis, until expiration, invalidation or abandonment of such Patent or Copyright (as applicable) and (b) with respect to Business Software, Remainco Licensed Standards and all other Licensed IP, in perpetuity.

ARTICLE IX

DISPUTE RESOLUTION

Section 9.1 Disputes. In the event of a controversy, dispute or Action between the Parties arising out of, in connection with, or in relation to this Agreement or any of the transactions contemplated hereby or thereby, including with respect to the interpretation, performance, nonperformance, validity or breach thereof, any dispute as to the availability of indemnification pursuant to ARTICLE VI hereof, and including any Action based on contract, tort, statute or constitution, including, but not limited to, the arbitrability of such controversy, dispute or Action, the procedures as set forth in Article IX of the Separation Agreement shall apply, mutatis mutandis.

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ARTICLE X

MISCELLANEOUS

Section 10.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, together with the Separation Agreement and other Ancillary Agreements and, solely to the extent and for the limited purpose of effecting the Internal Reorganization, the Conveyancing and Assumption Instruments, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Separation Agreement, the terms and conditions of this Agreement shall control (except as expressly set forth in Section 11.1 of the Separation Agreement).

Section 10.2 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.

Section 10.3 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) on the date sent by email of a portable document format (PDF) document (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.3 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 10.3 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.3):

If to Remainco:

DuPont de Nemours, Inc.

974 Centre Road, Building 730

Wilmington, DE 19805

Attn: General Counsel

Email: Erik.T.Hoover@dupont.com

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention:         Brandon Van Dyke, Esq.

Email:               Brandon.VanDyke@skadden.com

Facsimile:         (917) 777-3743

To Spinco:

Nutrition & Biosciences, Inc.

c/o International Flavors & Fragrances Inc.

521 West 57th Street

New York, NY 10019

Attn:                 Jennifer Johnson, General Counsel

                          Nanci Prado, Deputy General Counsel

Email:               jennifer.johnson@iff.com

                           nanci.prado@iff.com

with copies (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:         Benet J. O’Reilly

                          Kyle A. Harris

Email:              boreilly@cgsh.com

                          kaharris@cgsh.com

Section 10.4 Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to any other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Affiliates).

Section 10.5 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

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Section 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations of a Party under this Agreement shall be transferred or assigned, in whole or in part, by operation of law or otherwise, by such Party without the prior written consent of the other Party (which consent may be granted or withheld in such other Party’s sole discretion); provided, however, that such first Party (i) may assign, in whole or in part, by operation of law or otherwise, this Agreement to one or more of its Affiliates and (ii) may assign, in whole or in part, by operation of law or otherwise, any of the foregoing to the successor to all or a portion of the business or assets to which this Agreement relates; provided that, (x) the assigning Party shall promptly notify the non-assigning Party in writing of any assignments it makes under Section 10.6(a)(ii) and (y) in either case of (i) or (ii), the party to whom this Agreement is assigned shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned. Any assignment or other disposition in violation of this Section 10.6 shall be void. No assignment shall relieve the assigning Party of any of its obligations under this Agreement that accrued prior to such assignment unless agreed to by the non-assigning Party. If either Party (or any Affiliate of such Party) assigns any of the Licensed IP, such assignment shall be subject to the license granted under such Intellectual Property pursuant to this Agreement and the assignee shall be deemed to assume the applicable obligations under this Agreement automatically.

Section 10.7 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.

Section 10.8 Affiliates. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party or by any entity that becomes an Affiliate of such Party on and after the Spinco Distribution Date.

Section 10.9 Third Party Beneficiaries. Except as provided in Article VI relating to Indemnitees, this Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.

Section 10.10 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 10.11 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 10.12 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

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Section 10.13 Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Indemnifiable Loss. Accordingly, from and after the Spinco Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party to this Agreement who is thereby aggrieved shall, subject and pursuant to the terms of this Article X (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 10.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.15 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 10.16 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

* * * * *

[End of page left intentionally blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

DuPont de Nemours, Inc.		DDP Specialty Electronic Materials US 4, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DuPont Specialty Products USA, LLC		Rohm and Haas Electronic Materials LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DuPont Polymers, Inc.		DDP Specialty Electronic Materials US 8, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

Specialty Products US 2, LLC		Specialty Products US 4, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DDP Specialty Electronic Materials US, LLC		Rohm and Haas Electronic Materials CMP, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

DDP Specialty Electronic Materials US 5, LLC		Performance Specialty Products NA, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover	Name:	Erik T. Hoover
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Authorized Representative, Senior Vice President & General Counsel

[Signature Page to Intellectual Property Cross-License Agreement]

DD Holding, Inc.		Nutrition & Biosciences USA 3, LLC

By:	/s/ Erik T. Hoover	By:	/s/ Jennifer A. Johnson
Name:	Erik T. Hoover	Name:	Jennifer A. Johnson
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Vice President

DuPont Industrial Biosciences USA, LLC		Nutrition & Biosciences USA 4, Inc.

By:	/s/ Erik T. Hoover	By:	/s/ Jennifer A. Johnson
Name:	Erik T. Hoover	Name:	Jennifer A. Johnson
Title:	Authorized Representative, Senior Vice President & General Counsel	Title:	Vice President

Nutrition and Biosciences, Inc.		Specialty Products US, LLC

By:	/s/ Jennifer A. Johnson	By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson	Name:	Jennifer A. Johnson
Title:	Vice President	Title:	Vice President

Danisco US Inc.

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Vice President

Nutrition & Biosciences USA 1, LLC

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Vice President

Nutrition & Biosciences USA 2, LLC

By:	/s/ Jennifer A. Johnson
Name:	Jennifer A. Johnson
Title:	Vice President

[Signature Page to Intellectual Property Cross-License Agreement]